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                                                                     EXHIBIT 4.1
















                             THE 2001 RESTATEMENT OF
                            THE VONS COMPANIES, INC.
                       PHARMACISTS' 401(k) PLAN AND TRUST



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                                TABLE OF CONTENTS

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TABLE OF CONTENTS..............................................................ii


ARTICLE I. DEFINITIONS..........................................................2

        Section 1.1   General...................................................2

        Section 1.2   Accounts..................................................2

        Section 1.3   Active Participant........................................2

        Section 1.4   Administrator.............................................2

        Section 1.5   Annual Addition...........................................3

        Section 1.6   Beneficiary...............................................3

        Section 1.7   Board  ...................................................4

        Section 1.8   Break in Service..........................................5

        Section 1.9   Code   ...................................................5

        Section 1.10  Committee.................................................5

        Section 1.11  Company...................................................5

        Section 1.12  Company Affiliate.........................................5

        Section 1.13  Compensation..............................................5

        Section 1.14  Contribution Percentage...................................6

        Section 1.15  Deferral Percentage.......................................6

        Section 1.16  401(k) Contribution.......................................7

        Section 1.17  Direct Rollover...........................................7

        Section 1.18  Disability Retirement.....................................7

        Section 1.19  Disability Retirement Date................................7

        Section 1.20  Distributee...............................................7

        Section 1.21  Effective Date............................................7

        Section 1.22  Eligible Employee.........................................7

        Section 1.23  Eligible Retirement Plan..................................8

        Section 1.24  Eligible Rollover Distribution............................8

        Section 1.25  Employee..................................................8

        Section 1.26  ERISA  ...................................................9

        Section 1.27  Five Percent Owner........................................9

        Section 1.28  Forfeiting Break in Service...............................9

        Section 1.29  Hardship..................................................9

        Section 1.30  Highly Compensated Employee..............................10

        Section 1.31  Hour of Service..........................................11

        Section 1.32  Inactive Participant.....................................12

        Section 1.33  Investment Fund..........................................13

        Section 1.34  Leveling Method..........................................13

        Section 1.35  Matching Contribution....................................13

        Section 1.36  Military Leave...........................................13
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        Section 1.37  Nonhighly Compensated Employee...........................13

        Section 1.38  Normal Retirement........................................14

        Section 1.39  Normal Retirement Date...................................14

        Section 1.40  Participant..............................................14

        Section 1.41  Payday ..................................................14

        Section 1.42  Plan ....................................................14

        Section 1.43  Plan Representative......................................14

        Section 1.44  Plan Year................................................14

        Section 1.45  Project Employee.........................................14

        Section 1.46  Quarterly Date...........................................14

        Section 1.47  Rules of the Plan........................................14

        Section 1.48  Safeway Stock............................................15

        Section 1.49  Separation from the Service..............................15

        Section 1.50  Spousal Consent..........................................15

        Section 1.51  Spouse; Surviving Spouse.................................15

        Section 1.52  Statutory Compensation...................................16

        Section 1.53  Trust Fund...............................................16

        Section 1.54  Trustee..................................................16

        Section 1.55  Union ...................................................16

        Section 1.56  Valuation Date...........................................17

        Section 1.57  Year of Vesting Service..................................17

ARTICLE II. ELIGIBILITY........................................................18

        Section 2.1   Requirements for Participation...........................18

        Section 2.2   Inactive Status..........................................18


ARTICLE III. CONTRIBUTIONS.....................................................19

        Section 3.1   Contributions in General.................................19

        Section 3.2   Maximum Annual Contribution..............................19

        Section 3.3   401(k) Contributions.....................................19

        Section 3.4   Matching Contributions...................................21

        Section 3.5   Limitation on 401(k) Contributions.......................21

        Section 3.6   Limitation on Matching Contributions.....................23

        Section 3.7   Alternative Use Limitation Test..........................24

        Section 3.8   Limitation on Annual Additions; Treatment of Otherwise
                        Excessive Allocations..................................25

        Section 3.9   Reemployment Rights after Qualified Military Service.....26


ARTICLE IV. ROLLOVERS AND TRANSFERS............................................29

        Section 4.1   Rollovers and Transfers..................................29


ARTICLE V. INVESTMENT OF ACCOUNTS..............................................31

        Section 5.1   Investment Options.......................................31
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        Section 5.2   Default Investment Fund..................................31


ARTICLE VI. VALUATION OF THE TRUST FUND AND ACCOUNTS...........................33

        Section 6.1   Individual Participant Accounting........................33

        Section 6.2   Valuation Date Accounting and Investment Cycle...........33

        Section 6.3   Accounting for Investment Funds..........................33

        Section 6.4   Payment of Fees and Expenses.............................33

        Section 6.5   Participant Statements...................................34

        Section 6.6   Accounts for QDRO Beneficiaries..........................34

        Section 6.7   Determination of Values..................................34

        Section 6.8   Allocation of Values.....................................35

        Section 6.9   Applicability of Account Values..........................35


ARTICLE VII. VESTING...........................................................36

        Section 7.1   Vesting of Accounts......................................36

        Section 7.2   Forfeitures..............................................37

        Section 7.3   Restoration of Forfeitures...............................37


ARTICLE VIII. IN-SERVICE WITHDRAWALS...........................................39

        Section 8.1   In-Service Withdrawal Approval...........................39

        Section 8.2   Payment Form and Medium..................................39

        Section 8.3   Source and Timing of In-Service Withdrawal Funding.......39

        Section 8.4   Hardship Withdrawals.....................................39

        Section 8.5   Age 59-1/2 Withdrawal....................................40

        Section 8.6   Age 70-1/2 Withdrawal....................................40

        Section 8.7   Fees   ..................................................40


ARTICLE IX. LOANS..............................................................41

        Section 9.1   Participant Loans Permitted..............................41

        Section 9.2   Loan Application, Note and Security......................41

        Section 9.3   Loan Approval............................................41

        Section 9.4   Loan Funding Limits......................................41

        Section 9.5   Maximum Number of Loans..................................41

        Section 9.6   Source and Timing of Loan Funding........................42

        Section 9.7   Interest Rate............................................42

        Section 9.8   Repayment................................................42

        Section 9.9   Repayment Hierarchy......................................42

        Section 9.10  Repayment Suspension.....................................42

        Section 9.11  Loan Default.............................................43

        Section 9.12  Call Feature.............................................43

        Section 9.13  Loan Administration......................................43

ARTICLE X. EMPLOYMENT AFTER NORMAL RETIREMENT DATE.............................45
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        Section 10.1  Continuation of Employment...............................45

        Section 10.2  Continuation of Participation............................45

        Section 10.3  Required Minimum Distributions...........................45


ARTICLE XI. DISTRIBUTIONS......................................................46

        Section 11.1  Rights Upon Normal or Disability Retirement or
                        Separation from the Service............................46

        Section 11.2  Distribution of Accounts.................................46

        Section 11.3  Distribution on Death....................................48

        Section 11.4  Determination of Value of Accounts.......................48


ARTICLE XII. TOP HEAVY PROVISIONS..............................................49

        Section 12.1  Top Heavy Determination..................................49

        Section 12.2  Minimum Benefits.........................................51

        Section 12.3  Vesting..................................................52


ARTICLE XIII. ADMINISTRATIVE PROVISIONS........................................54

        Section 13.1  Duties and Powers of the Administrator...................54

        Section 13.2  Committee................................................55

        Section 13.3  Committee Operating Rules................................55

        Section 13.4  Inspection of Records....................................55

        Section 13.5  Claims Procedure.........................................56

        Section 13.6  Conflicting Claims.......................................57

        Section 13.7  Payments.................................................57

        Section 13.8  Effect of Delay or Failure to Ascertain Amount
                        Distributable or to Locate Distributee.................58

        Section 13.9  Service of Process.......................................58

        Section 13.10 Limitations Upon Powers of the Administrator.............58

        Section 13.11 Assignments, etc., Prohibited; Distributions Pursuant
                        to Qualified Domestic Relations Orders; Certain
                        Offsets of Accounts....................................58

        Section 13.12 Corrective of Administrative Error;
                        Special Contribution...................................59


ARTICLE XIV. TERMINATION, DISCONTINUANCE, AMENDMENT, MERGER, ADOPTION OF PLAN..60

        Section 14.1  Termination of Plan; Discontinuance of Contributions.....60

        Section 14.2  Amendment of Plan........................................60

        Section 14.3  Retroactive Effect of Plan Amendment.....................61

        Section 14.4  Consolidation or Merger; Adoption of Plan by Other
                        Companies..............................................61


ARTICLE XV. MANAGEMENT OF INVESTMENTS..........................................63

        Section 15.1  Trust Agreement..........................................63

        Section 15.2  Investment Funds.........................................63
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        Section 15.3  Authority to Hold Cash...................................63

        Section 15.4  Trustee to Act Upon Instructions.........................64

        Section 15.5  Administrator Has Right to Vote Registered Investment
                        Company Shares.........................................64

        Section 15.6  Custom Fund Investment Management........................64

        Section 15.7  Authority to Segregate Assets............................65

        Section 15.8  Maximum Permitted Investment in Safeway Stock............65

        Section 15.9  Participants Have Right to Vote and Tender Safeway
                        Stock..................................................65

        Section 15.10 Registration and Disclosure for Safeway Stock............65


ARTICLE XVI. TRUST ADMINISTRATION..............................................66

        Section 16.1  Trustee to Construe Trust................................66

        Section 16.2  Trustee To Act As Owner of Trust Assets..................67

        Section 16.3  United States Indicia of Ownership.......................67

        Section 16.4  Tax Withholding and Payment..............................67

        Section 16.5  Trustee Duties and Limitations...........................68

        Section 16.6  Trust Accounting.........................................68

        Section 16.7  Valuation of Certain Assets..............................68

        Section 16.8  Legal Counsel............................................69

        Section 16.9  Fees and Expenses........................................69

        Section 16.10 Indemnification by the Company...........................69

        Section 16.11 Replacement of the Trustee...............................70

        Section 16.12 Final Settlement and Accounting of Trustee...............70

        Section 16.13 Final Accounting.........................................70

        Section 16.14 Administrator Approval...................................70


ARTICLE XVII. MISCELLANEOUS PROVISIONS.........................................71

        Section 17.1  Identification of Fiduciaries............................71

        Section 17.2  Allocation of Fiduciary Responsibilities.................71

        Section 17.3  Limitation on Rights of Employees........................72

        Section 17.4  Governing Law............................................72

        Section 17.5  Gender and Plurals.......................................72

        Section 17.6  Titles ..................................................72

        Section 17.7  References...............................................72

        Section 17.8  Use of Trust Funds.......................................72
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                            THE VONS COMPANIES, INC.
                       PHARMACISTS' 401(k) PLAN AND TRUST

      The Vons Companies, Inc. (the "Company"), a Michigan corporation, established The Vons Companies, Inc. Pharmacists' 401(k) Plan (the "Plan") for the exclusive benefit of its eligible employees on December 13, 1991, effective as of January 1, 1991. The Plan has been amended several times and was amended and restated effective January 1, 1998. The Plan is now amended and restated in its entirety.

      In order to comply with amendments to the Internal Revenue Code mandated by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998, to comply with the collective bargaining agreement, to permit investment in qualifying employer securities (as defined in Section 407 of ERISA) and to make certain other changes, this amendment and restatement to the Plan is hereby adopted. This amendment to the Plan constitutes a complete amendment, restatement and continuation of the Plan.

      In general, the provisions of this restatement are effective as of July 1, 2001, except as otherwise provided in the Plan or required to comply with applicable law or the applicable collective bargaining agreement with the United Food and Commercial Workers Local Numbers 135, 324, 770, 1036, 1167, 1428 and 1442. Except as otherwise specifically provided herein or required by law, the provisions of this amended and restated Plan relating to eligibility for participation, eligibility for benefits, amount of benefits, manner of benefit payments and timing of benefit payments shall only apply to an Employee who terminates employment on or after July 1, 2001. Any Employee who terminated employment prior to July 1, 2001, shall have his eligibility for benefits and the amount and form of benefits, if any, determined in accordance with the provisions of the Plan in effect on the date his employment terminated except as otherwise required by law.

      The Plan is a profit-sharing plan with a cash or deferred arrangement intended to comply with the provisions of Sections 401(a), 401(k) and 401(m) of the Code.



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                                   ARTICLE I.
                                   DEFINITIONS

      Section 1.1 General. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.

      Section 1.2 Accounts. "Accounts" means the following Accounts which may be maintained under this Plan for a Participant:

            (a) 401(k) Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's 401(k) Contributions made pursuant to Section 3.3, related earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, distributions and withdrawals.

            (b) Matching Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's share of the Company's Matching Contributions made pursuant to Section 3.4, related earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, distributions and withdrawals.

            (c) Rollover Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's Rollover Contributions made pursuant to Section 4.1, related earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, distributions and withdrawals.

            (d) Qualified Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's share of contributions pursuant to Section 3.5(b) and Section 3.6(b), related earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, distributions and withdrawals.

In addition, such other Accounts may be established and maintained as the Administrator may deem appropriate, such as, but not limited to, segregated accounts, noninterest-bearing forfeiture accounts and the like.

Section 1.3 Active Participant. "Active Participant" means a Participant who is an Eligible Employee.

Section 1.4 Administrator. "Administrator" means The Vons Companies, Inc., acting through such individuals or committees as appointed by the Board.

Section 1.5 Annual Addition. "Annual Addition" of a Participant for the Plan Year in question means the sum of



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            (a)   Company contributions, forfeitures, voluntary after-tax
contributions (excluding any excess amounts distributed to him pursuant to Section 3.8) allocated to his Accounts under the Plan for that Plan Year,

            (b) 401(k) Contributions allocated to his 401(k) Account for that Plan Year (excluding any excess amounts which are distributed to him pursuant to Section 3.5),

            (c) Company contributions, forfeitures and Participant contributions allocated to his accounts under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year, and

            (d)   Except for purposes of Section 3.8(a)(i), the sum of any

                  (i) Company contributions allocated to an individual medical account (as defined in Code Section 415(l)(2)) which is maintained under a qualified pension or annuity plan, and

                  (ii) Company contributions allocated to the separate account of a Key Employee (as defined in Section 12.1(b)(iii)) for the purpose of providing post-retirement medical benefits.

            If, in a particular Plan Year, the Company contributes an amount to a Participant's Accounts because of an erroneous forfeiture in a prior Plan Year or because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall not be considered an Annual Addition with respect to the Participant for that particular Plan Year but shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan Year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

Section 1.6 Beneficiary.

            (a) Definition. "Beneficiary" means any person or entity designated by a Participant in the form approved by the Administrator to receive benefits payable as a result of the Participant's participation in the Plan after the Participant's death.

            (b) Special Rule for Married Participants. Each married Participant will be deemed to have selected his Spouse as his Beneficiary unless the Participant's Spouse has given Spousal Consent in the form provided by the Administrator. Spousal Consent will not be required if the Participant states on the applicable form provided for that purpose by the Administrator and notarized that:

                  (i) the Participant is able to establish to the satisfaction of the Administrator that he has no Spouse; or

                  (ii)  the Participant's Spouse cannot be located; or



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                  (iii) there are other circumstances under which consent of the
      Spouse is not required in accordance with applicable U.S. Treasury or Department of Labor regulations.

            (c) Special Rule if No Designation in Effect. If no valid designation is in effect upon the death of the Participant or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons who shall survive the Participant in the first of the following classes of preferences:

                  (i)   Participant's surviving spouse; if none then

                  (ii) Participant's surviving children, including adopted children, in equal shares, per stirpes (by right of representation); if none then

                  (iii) Participant's surviving parents; if none then

                  (iv) Participant's surviving brothers and sisters; if none then

                  (v) the executor or administrator of the Participant's estate.

            (d) Dissolution of Marriage. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as through the Participant's former spouse had predeceased the Participant unless (i) the Participant executes another Beneficiary designation that complies with this Section and clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Administrator prior to distribution being made on behalf of the Participant explicitly requires the Participant to maintain the former spouse as the Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary if the Participant except as provided otherwise in the Participant's Beneficiary designation.

Section 1.7 Board. "Board" means the Board of Directors of The Vons Companies, Inc.

Section 1.8 Break in Service. "Break in Service" of an Employee or former Employee means the twelve consecutive month period beginning on the date of his first Hour of Service or any Plan Year beginning thereafter during which he did not have more than 500 Hours of Service.

Section 1.9 Code. "Code" means the Internal Revenue Code of 1986, as amended.

Section 1.10 Committee. "Committee" means the person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

Section 1.11 Company. "Company" means The Vons Companies, Inc., any other company or entity which subsequently adopts the Plan as a whole or as to any one or more divisions and any successor company which continues the Plan.



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

Section 1.12 Company Affiliate. "Company Affiliate" means any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and 415(h) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

Section 1.13 Compensation.

            (a) "Compensation" of a Participant for any Plan Year means all compensation paid during the Plan Year as straight time, vacation, overtime, sick pay and bonus/incentive awards including amounts excluded from taxable income by reason of Code Sections 125, 402(a)(8), 402(h) or 403(b).

            (b) Solely for the purposes of Sections 1.14 and 1.15, the Administrator may elect for any Plan Year to exclude from Compensation amounts deferred under Section 3.3 and under Code Section 125 (cafeteria plans) or to apply any alternate definition of Compensation that satisfies the requirements of Code Section 414(s) and the regulations thereunder.

            (c) For all purposes of the Plan, Compensation and Statutory Compensation in excess of $150,000 (adjusted for increases in the cost of living as described in Code Section 401(a)(17)) shall be disregarded.

Section 1.14   Contribution Percentage.

            (a) "Contribution Percentage" for a Plan Year means, with respect to eligible Participants who are in the Highly Compensated Group and to eligible Participants who are in the Nonhighly Compensated Group, the average obtained, as to each such Participant, by dividing:

                  (i) the sum of (A) the amount of Matching Contributions allocated to his Matching Account for the Plan Year, (B) any qualified matching contributions for that Plan Year if elected by the Administrator under Section 3.6(b), and (C) allocations to his 401(k) Account to the extent that the Administrator elects to take such allocations into account, by

                  (ii) his Compensation for that portion of the Plan Year during which he was eligible to receive allocations to his Matching Account.

            (b) For purposes of this Section, all plans required to be taken into account under Code Section 401(m)(2)(B) shall be treated as a single plan.

            (c) The Administrator may elect to expand the Compensation of a Participant taken into account for purposes of subsection (a)(ii) to such amounts received by him for that entire Plan Years provided that such determination is applied uniformly to all Participants for the year in question.



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Section 1.15 Deferral Percentage.

            (a) "Deferral Percentage" for a Plan Year means, with respect to eligible Participants who are in the Highly Compensated Group and to eligible Participants who are in the Nonhighly Compensated Group, the average obtained as to each such Participant, by dividing:

                  (i) the sum of (A) the amount, if any, credited to his 401(k) Account for that Plan Year in question under this Plan and any other plans which are aggregated with this Plan under Code Section 401(k)(3)(A) (including any excess amounts described in Code Section 402(g) if he is a Highly Compensated Employee but excluding any excess amounts distributed to him pursuant to Section 3.8(b)) and (B) to the extent elected by the Administrator under Section 3.5(b), amounts credited to his Qualified Account for that Plan Year, by

                  (ii) his Compensation for that portion of the Plan Year during which he was eligible to defer Compensation to his 401(k) Account.

            (b) The Administrator may elect to expand the Compensation of a Participant taken into account for purposes of subsection (a)(ii) to such amounts received by him for that entire Plan Year provided that such determination is applied uniformly to all Participants for the year in question.

Section 1.16 401(k) Contribution. "401(k) Contribution" of a Participant means an amount contributed by the Company to the Plan for him under Section 3.3.

Section 1.17 Direct Rollover. "Direct Rollover" means a payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

Section 1.18 Disability Retirement. "Disability Retirement" of a Participant means his Separation from the Service due to the Participant's total and permanent incapacity of engaging in any employment for the Company for physical or mental reasons, provided that a written application for such treatment has been filed with the Company on behalf of such Participant and that the disability is certified to the Company by a licensed physician whom it approves.

Section 1.19 Disability Retirement Date. "Disability Retirement Date" of a Participant means the date (prior to his Normal Retirement Date) fixed by the Administrator for his Disability Retirement.

Section 1.20 Distributee. "Distributee" means a Participant, Surviving Spouse or an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

Section 1.21 Effective Date. "Effective Date" means July 1, 2001, unless stated otherwise, which is the date upon which the provisions of this document become effective. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.



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Section 1.22 Eligible Employee. An "Eligible Employee" means a pharmacist
Employee whose employment with the Company is governed by a collective bargaining agreement with the Union but shall not include an Employee who is:

            (a)   effective July 1, 1999, a Project Employee, or

            (b)   a non-resident alien with no U.S. source income.

Section 1.23 Eligible Retirement Plan. "Eligible Retirement Plan" means an individual retirement account (described in Code Section 408(a)), an individual retirement annuity (described in Code Section 408(b)), an annuity plan (described in Code Section 403(a), or a qualified trust (described in Code
Section 401(a)), that will accept a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Distributee who is a Surviving Spouse of a Participant, an "Eligible Retirement Plan" means only an individual retirement account or an individual retirement annuity.

Section 1.24 Eligible Rollover Distribution.

            (a) Except as provided in subsection (b), "Eligible Rollover Distribution" means any distribution of all or any portion of a Participant's Accounts to a Distributee.

            (b) "Eligible Rollover Distribution" shall not mean any distribution

                  (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary,

                  (ii) that is paid for a specified period of ten years or more,

                  (iii) that is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $200 or a total lump sum distribution which is equal to less than $200, as described in Treas. Reg. Sec. 1.401(a)(31) -- 1, Q&A11,

                  (iv) effective January 1, 1999, that is a Hardship withdrawal from his 401(k) Account,

                  (v)   to the extent such distribution is required under Code
      Section 401(a)(9), or

                  (vi) to the extent such distribution is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Section 1.25 Employee. "Employee" means any person who renders services to the Company or a Company Affiliate in the status of an employee as the term is defined in Code



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Section 3121(d). However, the term does not include any person whose services with the Company are performed pursuant to a contract or that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company rather than an independent contractor. Except as provided in
Section 1.30(b) and Section 1.31, "Employee" shall not include leased employees treated as Employees of the Company or a Company Affiliate pursuant to Code Sections 414(n) and 414(o).

Section 1.26 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Section 1.27 Five Percent Owner. "Five Percent Owner" means any person who owns more than 5% of the Company or any Company Affiliate as defined in Code Section 416.

Section 1.28 Forfeiting Break in Service. "Forfeiting Break in Service" means five consecutive one-year Breaks in Service.

Section 1.29 Hardship.

            (a) "Hardship" of a Participant as determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards, uniformly interpreted and consistently applied, and without regard to the existence of other resources which are reasonably available to the Participant, means any one or more of the following:

                  (i)   Unreimbursed expenses for medical care described in Code
      Section 213(d) previously incurred by him, his spouse, or his dependent (as described in Code Section 152) or necessary for him, his spouse or his dependent to obtain medical care;

                  (ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for him;

                  (iii) Payment of tuition and related educational fees for the next twelve months of post-secondary education for him, his spouse, children, or his dependents;

                  (iv) Payments necessary to prevent his eviction from his principal residence, or foreclosure on the mortgage of his principal residence; or

                  (v) Any other event identified by the Commissioner of Internal Revenue in revenue rulings, notices and/or other documents of general applicability for inclusion in the foregoing list.

            (b) A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable by the Participant or voluntarily incurred.

Section 1.30 Highly Compensated Employee.

            (a) Effective January 1, 1997, for any current Plan Year, a "Highly Compensated Employee" means any Employee who

                  (i) in the previous Plan Year had Statutory Compensation in excess of $80,000 (as adjusted) and was in the group consisting of the top twenty percent of Employees when ranked by Statutory Compensation for the Plan Year in question (determined after excluding the Employees described in Code Sections 414(q)(5) and 414(q)(8)), or

                  (ii) was a Five Percent Owner at any time during the previous Plan Year or the current Plan Year, or

                  (iii) is a former Employee who during the Plan Year in which he separated from the Service or during any Plan Year ending on or after his fifty-fifth birthday, was a highly compensated employee, as defined in Code Section 414(q)(6) and the regulations thereunder.

            (b) For purposes of this Section, "Statutory Compensation" shall include Compensation deferral amounts and other amounts required to be taken into account pursuant to Code Section 414(q)(4), and "Employee" shall include leased Employees treated as Employees of the Company pursuant to Code Section 414(n) or 414(o).

            (c) Each Highly Compensated Employee is a member of the "Highly Compensated Group."

            (d) Effective January 1, 1997, all references to family aggregation are eliminated.

Section 1.31 Hour of Service.

            (a) "Hour of Service" of an Employee (including a leased Employee pursuant to Code Sections 414(n) and (o)) means the following:

                  (i) Each hour for which he is paid or entitled to payment by the Company or a Company Affiliate for the performance of services.

                  (ii) Each hour in or attributable to a period of time during which he performs no duties (irrespective of whether he has had a Separation from the Service) due to a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which he is so paid or so entitled to payment by the Company or a Company Affiliate, whether direct or indirect; provided, however, that

                        (A) no more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any such period; and

                        (B) no such hours shall be credited to an Employee if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.


Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or a Company Affiliate; provided, however, no more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any such period.

            (b) (i) Solely for the purposes of Section 1.8 (Break in Service), an Hour of Service shall also include each hour in or attributable to a Plan Year during which the Employee performs no duties for the Company or a Company Affiliate (irrespective of whether he has had a Separation from the Service) due to an absence from work

                        (A)   by reason of pregnancy of the Employee,

                        (B)   by reason of the birth of a child of the Employee,

                        (C) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

                        (D) for purposes of caring for such child for a period beginning immediately following such birth or placement, subject, however, to the provisions of paragraphs (ii), (iii) and (iv) below.

                  (ii)  The hours described in paragraph (i) are

                        (A) the Hours of Service which otherwise would normally have been credited to the Employee but for such absence or

                        (B) in any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence,

provided, however, that the total number of hours treated as Hours of Service under paragraph (i) by reason of any such pregnancy or placement shall not exceed 501.

                  (iii) The hours described in paragraph (ii) shall be treated as Hours of Service under paragraph (i)

                        (A) only in the Plan Year in which the absence from work for such reason or purpose begins if the Employee would be prevented from incurring a Break in Service in such Plan Year solely because of the provisions of paragraphs (i) and (ii), or

                        (B) in any other case, in the immediately following Plan Year.

                  (iv) No credit for hours referred to in paragraphs (i), (ii) and (iii) shall be given unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish

                        (A) that the absence from work is for a reason or purpose referred to in paragraph (i), and

                        (B) the number of days for which there was such an absence.

            (c) Hours of Service under subsections (a)(ii) and (a)(iii) shall be calculated in accordance with 29 C.F.R. Section 2530.200b-2(b). Each Hour of Service shall be attributed to the Plan Year or initial eligibility year in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. Section 2530.200b-2(c), credits such Hour to another computation period under a reasonable method consistently applied.

Section 1.32 Inactive Participant. "Inactive Participant" means an individual who is no longer an Eligible Employee, as described in Section 2.2.

Section 1.33 Investment Fund. "Investment Fund" means one of the investment funds of the Trust Fund, including the option to invest in Safeway Stock, which is authorized by the Administrator at the time of reference as provided in
Article V. The Investment Funds to be offered to Participants and Beneficiaries are set forth in Appendix A.

Section 1.34 Leveling Method. "Leveling Method" means the method of allocating the dollar amount of the excess contributions (within the meaning of Treas. Reg. Sec. 1.401(k)-1(g)(7)) under Section 3.5 or excess aggregate contributions (within the meaning of Treas. Reg. Sec. 1.401(m)-1(f)(8)) under Section 3.6 as described in this Section. Under this method, the total of excess contributions (or excess aggregate contributions) to be distributed is allocated among the Highly Compensated Employees so that the allocations described in Section 1.15(a) (or 1.14(a), as applicable) of the Highly Compensated Employees with the highest amount of such allocations are reduced. This reduction will be accomplished so that either (a) the total of such reductions (together with all prior reductions hereunder for the applicable Plan Year) equals the total of such excess contributions (or excess aggregate contributions) or (b) such Highly Compensated Employee's remaining such allocations equals the allocations of the Highly Compensated Employee with the next highest amount of such allocations. This process is repeated with respect to the applicable Highly Compensated Employees until the total of such reductions attributable to all such Highly Compensated Employees is equal to the total of such excess contributions (or excess aggregate contributions).

Section 1.35 Matching Contribution. "Matching Contribution" of a Participant means the amount contributed by the Company to the Plan for him under Section 3.4.

Section 1.36 Military Leave. Any Employee who leaves the Company or a Company Affiliate directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling him to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether he is compensated by the Company or a Company Affiliate during such period of service, be on Military Leave. An Employee's Military Leave shall expire if such Employee voluntarily resigns from the Company or such Company Affiliate during such period of service or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights.

Section 1.37 Nonhighly Compensated Employee. "Nonhighly Compensated Employee" means for a Plan Year each Employee of the Company or a Company Affiliate who is not a Highly Compensated Employee as determined under Code Section 414(q) and Treas. Reg. Sec. 1.401(k)-1 and 1.401(m)-1. Each Nonhighly Compensated Employee is a member of the "Nonhighly Compensated Group."

Section 1.38 Normal Retirement. "Normal Retirement" of an Active Participant means his Separation from the Service on or after his Normal Retirement Date (except by death).

Section 1.39 Normal Retirement Date. "Normal Retirement Date" the means later of a Participant's 65th birthday or his fifth anniversary of Plan participation.

Section 1.40 Participant. "Participant" means any person who has satisfied the requirements for and has begun participating in the Plan as provided in Article
II. In certain contexts, "Participant" may include former Participants who have incurred a Separation from the Service but who have an Account under the Plan.

Section 1.41 Payday. "Payday" of a Participant means the regular and recurring established day for payment of Compensation to Employees in his classification or position.

Section 1.42 Plan. "Plan" means The Vons Companies, Inc. Pharmacists' 401(k)
Plan.

Section 1.43 Plan Representative. "Plan Representative" means any person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

Section 1.44 Plan Year. "Plan Year" shall be the calendar year.

Section 1.45 Project Employee. "Project Employee" means any employee classified as a project employee by the Company in the administration of the Company's human resources policies.

Section 1.46 Quarterly Date. "Quarterly Date" means January 1, April 1, July 1 or October 1.

Section 1.47 Rules of the Plan. "Rules of the Plan" means the rules adopted by the Administrator for the administration, interpretation or application of the Plan.

Section 1.48 Safeway Stock. "Safeway Stock" means shares of common stock of Safeway, Inc., par value $0.01 per share.

Section 1.49 Separation from the Service.

            (a) "Separation from the Service" means an Employee's resignation from or discharge by the Company or a Company Affiliate, death, Normal Retirement or Disability Retirement but not his transfer of employment among the Company and Company Affiliates.

            (b) A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a Military Leave shall not constitute a Separation from the Service; provided, however, that

                  (i) continuation upon a temporary layoff for lack of work for a period in excess of twelve months shall be considered a discharge effective as of the commencement of the twelfth month of such period, and

                  (ii) failure to return to work upon expiration of any leave of absence, sick leave, or vacation or within three days after recall from a temporary layoff for lack of work, or before expiration of a Military Leave shall be considered a resignation effective as of the commencement of any such leave of absence, sick leave, vacation, temporary layoff or Military Leave.

Section 1.50 Spousal Consent. "Spousal Consent" to an election, designation or other action of a Participant means the written consent of the Spouse of the Participant, witnessed by a Plan Representative or a notary public, which acknowledges the effect of such election on the rights of the Spouse. In the case of consent to a Beneficiary designation, it also acknowledges that such designation cannot be changed without further Spousal Consent unless the prior Spousal Consent expressly permits such changes without the necessity of additional Spousal Consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Plan Representative that it cannot actually be obtained because there is no Spouse, or because the Spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the Spouse who provided it.

Section 1.51 Spouse; Surviving Spouse. "Spouse" or "Surviving Spouse" of a Participant means the spouse to whom he was married on the relevant date. However, to the extent required by a qualified domestic relations order issued in accordance with Code Section 414(p), a former Spouse shall be treated as a Surviving Spouse.

Section 1.52 Statutory Compensation. "Statutory Compensation" of a Participant for any Plan Year means his total taxable remuneration received from the Company and all Company Affiliates in that Plan Year for services rendered as an Employee,

            (a) effective January 1, 1998, including any elective deferral as defined in Code Section 402(g)(3) and any amounts not includable in gross income by reason of Code Section 125 (cafeteria plan) or Code Section 457 (deferred compensation plan of state and local governments and tax-exempt organizations), and

            (b)   excluding

                  (i) Company and Company Affiliate contributions to a deferred compensation plan (to the extent includable in the Participant's gross income solely by reason of Code Section 415) or to a simplified employee pension plan (to the extent deductible by the Participant) and any distribution from a deferred compensation plan (other than an unfunded, non-qualified plan),

                  (ii) amounts realized from the exercise of a non-qualified stock option or taxable by reason of restricted property becoming freely tradable or free of a substantial risk of forfeiture, as described in Code
      Section 83,

                  (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option and

                  (iv) other amounts which receive special tax benefits such as Company or Company Affiliate contributions toward the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable from the Participant's gross income).

Section 1.53 Trust Fund. "Trust Fund" means the fund established under this Trust Agreement by contributions made by the Company and Participants, pursuant to the Plan and from which any distributions under the Plan are to be made.

Section 1.54 Trustee. "Trustee" means Wells Fargo Bank, National Association, and any successor trustee or trustees of the Trust Fund under this Trust Agreement.

Section 1.55 Union. "Union" means the United Food and Commercial Workers' Local Numbers 135, 324, 770, 1036, 1167, 1428 and 1442.

Section 1.56 Valuation Date. "Valuation Date" means each day the Investment Funds are valued.

Section 1.57 Year of Vesting Service. "Year of Vesting Service" means a Plan Year during which an Employee is credited with at least 800 Hours of Service, subject to the following rules:

            (a) Plan Years following a Forfeiting Break in Service shall be disregarded for purposes of determining the Participant's vested percentage of his Account prior to the Forfeiting Break in Service.

            (b) In the case of a Participant who is entitled to no vested percentage of his Account at the time he incurs a Forfeiting Break in Service, Plan Years prior to such Forfeiting Break in Service shall be disregarded in calculating the number of the Participant's Years of Vesting Service for purposes of determining the vested percentage of his Matching Account after such Forfeiting Break in Service if the number of the Participant's consecutive one year Breaks in Service equals or exceeds the number of the Participant's Years of Vesting Service prior to the Forfeiting Break in Service.

            (c) No Years of Vesting Service shall be credited for Hours of Service credited prior to the Plan's original January 1, 1991 effective date.

                                   ARTICLE II.
                                   ELIGIBILITY

Section 2.1 Requirements for Participation.

            (a)   Effective July 1, 2001 and except as provided in subsections
(b) and (c), each Eligible Employee shall become a Participant as soon as practicable after the date he attains age 21 and satisfies the service requirements to become a "non-probationary pharmacist". Prior to July 1, 2001 and except as provided in subsections (b) and (c), each Eligible Employee shall become a Participant on the Quarterly Date coinciding with or following the date he attains age 21 and satisfies the service requirements to become a "non-probationary pharmacist". For this purpose, a non-probationary pharmacist is (i) any full-time pharmacist who has been an Employee in that capacity for at least 45 days and (ii) any part-time pharmacist who either (A) has been an Employee for at least 60 days or (B) has worked at least 261 hours (including straight-time, overtime and Sunday hours) as an Employee in that capacity.

            (b) Any Participant whose participation terminates shall again become a Participant effective following his first subsequent Hour of Service as an Eligible Employee.

            (c) A former Employee who was not an Eligible Employee on the date on which he first met all other eligibility requirements shall become a Participant effective following his first subsequent Hour of Service as an Eligible Employee.

            (d) The Participant shall enroll in the Plan as described in the Rules of the Plan.

Section 2.2 Inactive Status.

            (a) An Active Participant who transferred directly to a different position or classification at the Company or a Company Affiliate and is no longer an Eligible Employee shall immediately cease to be an Active Participant and shall become an Inactive Participant.

            (b) All provisions of the Plan shall otherwise continue to apply to an Inactive Participant except that he shall not make 401(k) Contributions, share in the Matching Contributions or share in allocations under Section 3.8 while he is an Inactive Participant.

            (c) If an Inactive Participant is retransferred to a position or classification with the Company as an Eligible Employee, he shall immediately become an Active Participant, may again make 401(k) Contributions, share in the Matching Contributions and share in allocations under Section 3.8.

                                  ARTICLE III.
                                  CONTRIBUTIONS

Section 3.1 Contributions in General. Contributions are to be made to the Trust by the Company and may be made by the Participants as provided in the Plan. The Trustee shall have no duty to require any contributions to be made to it or to determine whether contributions delivered to it hereunder comply with the provisions of this Plan or any resolutions, rules, regulations or policies of the Company providing for such contributions.

Section 3.2 Maximum Annual Contribution. Except for contributions described in
Section 13.12, the Company's contribution for any Plan Year shall not exceed the maximum amount deductible by the Company for any taxable year ending with or within such Plan Year under Code Section 404(a)(3)(A).

Section 3.3 401(k) Contributions.

            (a)   Types and Amounts.

                  (i) Each Participant who enters into a payroll reduction agreement may elect, in accordance with the Rules of the Plan, to contribute a 401(k) Contribution by payroll reduction an amount equal to a designated whole percentage of his Compensation. Effective July 1, 2001, Participants may designate from 1% to 25% of Compensation as 401(k) Contributions. Effective from April 1, 2000 to June 30, 2001, Participants may designate from 1% to 18% of Compensation as 401(k) Contributions.

                  (ii) Such amount shall be based on the Participant's payroll reduction agreement shall be in the form acceptable to the Administrator (including internet, intranet, telephonic or other methods) and deducted for each Payday in such Plan Year in which it is in effect. Deductions shall be effective on the first Payday as soon as administratively feasible. Participants' elections will automatically apply to increases or decreases in Compensation.

                  (iii) In no event shall the aggregate of such deferrals under this Section for any calendar year exceed the annual limit under Code
      Section 402(g) as adjusted by the Secretary of the Treasury for that calendar year.

                  (iv) The Administrator may authorize a suspension or reduction of 401(k) Contributions as it deems necessary to satisfy Section 3.5.

            (b) Commencement, Resumption or Change of 401(k) Contributions. As permitted under the Rules of the Plan:

                  (i) Effective July 1, 2001, a Participant may increase, decrease or completely discontinue his 401(k) Contributions made pursuant to this Section in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods). Prior to July 1, 2001, a Participant may increase, decrease or completely discontinue his 401(k) Contributions made pursuant to this Section as of the first day of any payroll period coinciding with or following a Quarterly Date in the frequency and manner determined by the Administrator.

                  (ii) Effective July 1, 2001, a Participant who has discontinued his 401(k) Contributions may recommence making them in the frequency and manner determined by the Administrator (including internet, intranet, telephonic or other methods). Prior to July 1, 2001, a Participant who has discontinued his 401(k) Contributions may recommence making them as of the first day of the next payroll period coinciding with or following a Quarterly Date in the frequency and manner determined by the Administrator.

                  (iii) Notwithstanding the foregoing, all 401(k) Contributions shall automatically cease as of the date on which the Participant ceases to be an Eligible Employee.

            (c) Deposit in Trust. Effective February 3, 1997, each Participant's 401(k) Contributions shall be transmitted to the Trustee as soon as practicable after the end of each Payday but in no event more than 15 business days after the end of the month in which they were withheld.

            (d) Allocation of 401(k) Contributions. Each Participant's 401(k) Contributions shall be credited to his 401(k) Account in accordance with Article VI.

            (e) Vesting of 401(k) Account. A Participant shall always be 100% vested in his 401(k) Account.

            (f) Return of Excess Deferred Compensation. If a Participant makes deferrals to this Plan and any other cash or deferred arrangement for a calendar year which exceed the limit under Code Section 402(g) for such year, the Participant shall notify the Administrator of the amount of such excess deferrals made under this Plan by the March 1 of the next calendar year. The amount of such excess deferrals (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Code Section 401(a)(4)) shall be distributed to the Participant by the April 15 of the next calendar year. If a Participant has made excess deferrals to this Plan the Participant shall be deemed to have given the notice referred to above, and the excess contributions (and any income thereon) shall be distributed to the Participant by such April 15. Any such distribution shall not be subject to any Spousal Consent, nor shall it be treated as a withdrawal or distribution subject to the provisions of Article VIII or XI.

Section 3.4 Matching Contributions.

            (a) Amount. For each Participant who makes 401(k) Contributions during a Plan Year and is employed by the Company on the last day of the Plan Year, the Company will contribute to the Plan an amount equal to the lesser of:

                  (i) 50% of the Participant's 401(k) Contributions for the Plan Year,

                  (ii)  $1,000, or

                  (iii) for any Participant who works less than 1800 straight-time hours (including vacation hours) in the Plan Year, $1,000 multiplied by a fraction (not to exceed one), the numerator of which is the number of straight-time hours worked (including vacation hours) by the Participant during the Plan Year and the denominator of which is 2,080.

            (b) Allocation to Matching Account. All Matching Contributions will be credited to the Participant's Matching Account in accordance with
Article VI.

            (c)   Deposit in Trust.

                  (i) The Matching Contributions shall be transmitted to the Trustee and held in the Trust Fund, on or before the date upon which the Company's federal income tax return is due (including extensions thereof) for its taxable coinciding with the Plan Year in question.

                  (ii) If the Company makes a contribution after the end of the Plan Year for which the contribution is made

                        (A) the Company shall notify the Trustee in writing that the contribution is made for such Plan Year,

                        (B) the Company shall claim such payment as a deduction on its federal income tax return for its taxable year coinciding with such Plan Year, and

                        (C) the Administrator and the Trustee shall treat the payment as a contribution by the Company to the Trust actually made on the last day of such taxable year.

Section 3.5 Limitation on 401(k) Contributions. Effective January 1, 1997, each Plan Year the Plan must satisfy the requirements of this Section and Sections
3.6 and 3.7. The Administrator shall determine if these requirements are satisfied pursuant to Treas. Reg. Sec. 1.401(k)-1 and subsequent Internal Revenue Service guidance issued under the applicable provisions of the Code, the provisions of which are incorporated by reference.

            (a) For each Plan Year, the Deferral Percentage of the Highly Compensated Group shall be

                  (i)   not more than 125 percent of, or

                  (ii) not more than two percentage points higher than, and not more than twice, the Deferral Percentage for such Plan Year of the Nonhighly Compensated

      Group for the preceding Plan Year (the "Prior Year Testing Method"), or such other amount as may be required by Treasury regulations under Code
      Section 401(m)(9).

      Instead of applying the Prior Year Testing Method, the Administrator may elect to apply the Deferral Percentage for the Nonhighly Compensated Group for the current Plan Year ("Current Year Testing Method") as permitted by Internal Revenue Service Notice 98-1 (or any successor thereto). If the Administrator makes this election, the Current Year Testing Method will apply for all subsequent Plan Years (until changed by the Administrator) and will be set forth in an exhibit to the Plan.

            (b) In order to achieve the result described in subsection (a), the following actions shall be taken, as provided under Code Section 401(k), the regulations thereunder and the Rules of the Plan, in the order selected by the Administrator and to the extent necessary:

                  (i)   The Administrator shall make the election provided in
      Section 1.13(b).

                  (ii) Amounts otherwise to be credited under Section 3.4 to Matching Accounts for such Plan Year shall be credited instead to Qualified Accounts of the Participants in question.

                  (iii) To the extent permitted by Code Section 401(a)(4) and Treas. Reg. Sec. 1.401(k)-1(b)(5) (which are incorporated herein by this reference), the Company may make an additional contribution (a "Qualified Nonelective Contribution") to the Qualified Accounts of select Participants.

                  (iv) Prior to the end of the following Plan Year, the amount of excess contributions within the meaning of Treas. Reg. Sec. 1.401(k)-1(g)(7) (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Section 5.1 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method and distributed to the Highly Compensated Employees in question. Such distribution shall not be subject to any Spousal Consent requirements or treated as a withdrawal or distribution subject to Article VIII or XI.

            (c) The amount of any distributions under subsection (b) shall be determined after the maximum deferrals under Section 3.3(a) and the distribution of such deferrals pursuant to Section 3.3(f).

Section 3.6 Limitation on Matching Contributions. Effective January 1, 1997, each Plan Year the Plan must satisfy the requirements of this Section and Sections 3.5 and 3.7. The Administrator shall determine if these requirements are satisfied pursuant to Treas. Reg. Sec. 1.401(m)-1 and subsequent Internal Revenue Service guidance issued under the applicable provisions of the Code, the provisions of which are incorporated by reference.

            (a) For each Plan Year, the Contribution Percentage of the Highly Compensated Group, shall be

                  (i)   not more than 125 percent of, or

                  (ii) (to the extent allowed by regulations under Code Section 401(m)(9)) not more than two percentage points higher than, and not more than twice,

the Contribution Percentage for such Plan Year of Nonhighly Compensated Participants for the preceding Plan Year (the "Prior Year Testing Method"), or such other amount as may be required by Treasury regulations under Code Section 401(m)(9).

      Instead of applying the Prior Year Testing Method, the Administrator may elect to apply the Contribution Percentage for the Nonhighly Compensated Group for the current Plan Year ("Current Year Testing Method") as permitted by Internal Revenue Service Notice 98-1 (or any successor thereto). If the Administrator makes this election, the Current Year Testing Method will apply for all subsequent Plan Years (until changed by the Administrator) and will be set forth in an exhibit to the Plan.

            (b) In order to achieve the result described in subsection (a), as of the end of each Plan Year, the Administrator shall take or cause to be taken any of the following actions, in the order selected by the Administrator (but after application of Section 3.5) and to the extent necessary:

                  (i)   The Administrator shall make the election provided in
      Section 1.13(b).

                  (ii) Allocations to 401(k) Accounts shall be taken into account for purposes of calculating the Contribution Percentage.

                  (iii) Allocations to Matching Accounts that are not vested will be forfeited.

                  (iv) To the extent permitted by Code Section 401(a)(4) and Treas. Reg. Sec. 1.401(m)-1(b)(5) (which are incorporated herein by this reference), the Company may make an additional contribution ("Qualified Matching Contribution") to the Qualified Accounts of select Participants.

                  (v) Prior to the end of the following Plan Year, the amount of excess aggregate contributions within the meaning of Treas. Reg. Sec. 1.401(m)-1(f)(8) (and any income thereon earned to the earlier of the date of distribution or the last day of the Plan Year in which such contribution was made computed in a consistent and reasonable manner in accordance with Section 5.1 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be allocated according to the Leveling Method. In conformity with Treas. Reg. Sec. 1.401(m)-1(e)(4)), this amount shall then be distributed to the Highly Compensated Employees in question.

      Amounts distributed under the foregoing shall not be subject to Spousal Consent requirements or treated as a withdrawal or distribution under
      Article VIII or XI.

Section 3.7 Alternative Use Limitation Test. In addition to the requirements of Sections 3.5 and 3.6 for any Plan Year, the Plan must satisfy the requirements of this Section.

            (a) Multiple Use Test. The sum of the Deferral Percentage and the Contribution Percentage of the Highly Compensated Group for the Plan Year may not exceed the greater of:

                  (i)   The sum of

                        (A)   1.25 times the greater of

                              (I) the Deferral Percentage of the Nonhighly Compensated Group for the preceding Plan Year; or

                              (II) the Contribution Percentage of the Nonhighly Compensated Group for the preceding Plan Year; and

                        (B)   two percentage points plus the lesser of (A) or
                              (B) next above, but in no event in excess of twice the lesser of (A) or (B) above; or

                  (ii)  The sum of:

                        (A)   1.25 times the lesser of:

                        (B)   (I)   the Deferral Percentage of the Nonhighly
                                    Compensated Group for the preceding Plan
                                    Year; or

                              (II) the Contribution Percentage of the Nonhighly Compensated Group for the preceding Plan Year; and

                        (C)   two percentage points plus the lesser of (A) or
                              (B) next above, but in no event in excess of twice the lesser of (A) or (B) above.

            (b) Adjustments. If the requirements of subsection (a) are not satisfied, the amount of such excess will be an excess contribution or excess aggregate contribution, as determined in the discretion of the Administrator, and the corresponding contribution will be reduced and distributed to Highly Compensated Employees in the manner described in the applicable provisions of Sections 3.5 and 3.6. The Deferral Percentage and the Contribution Percentage of the Highly Compensated Group will be determined after any corrective distributions of excess contributions or excess aggregate contributions under Sections 3.5 and 3.6.

Section 3.8 Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations.

            (a) In any Plan Year (which shall be the Plan's "limitation year" within the meaning of Treas. Reg. Sec. 1.415-2(b)), the Annual Addition of a Participant shall not exceed the lesser of

                  (i) 25% of such Participant's Statutory Compensation for such Plan Year, or

                  (ii)  (A)   $35,000 for Plan Years beginning on or after
                              January 1, 2001

                        (B) $30,000 for Plan Years beginning prior to January 1, 2001.

            (b) If the Annual Addition of a Participant would exceed the limits of subsection (a) as a result of an allocation of forfeitures, a reasonable error in estimating a Participant's Statutory Compensation, a reasonable error in determining the amount of a Participant's elective deferrals or under other limited facts and circumstances found justifiable by the Commissioner of Internal Revenue, the Administrator shall, to the extent necessary to eliminate such excess (and in the following order):

                  (i) refund or refuse to accept any part or all of the Participant's 401(k) Contributions to be allocated to his 401(k) Account in the Limitation Year which are ineligible for a Matching Contribution;

                  (ii) refund or refuse to accept any part or all of the Participant's 401(k) Contributions to be allocated to his 401(k) Account in the Limitation Year which are eligible for a Matching Contribution under Section 3.4, and reduce the corresponding Matching Contribution related thereto;

                  (iii) his allocation of Company contributions for such Plan Year to his Qualified Account.

Excess amounts attributable to Company contributions will be held in a suspense account and recontributed for the applicable Account of the Participant in the first Plan Year in which allowed under subsection (a) or otherwise held in suspense hereunder and applied to the applicable Account of the Participant in the first Plan Year in which allowed under subsection (a). The balance, if any, of such reduction shall be allocated to the Matching Accounts of persons who are Active Participants at the end of the Plan Year in proportion to their Compensation received while Active Participants in such Plan Year. If any Participant's Annual Addition would, due to such special allocation, exceed the limit of subsection (a), the excess shall be reallocated by a second special allocation, and so on as necessary to allocate such amounts within the limits of subsection (a). Any amounts which cannot be so allocated because of the limitations of subsection (a), shall be held in suspense and shall be allocated and reallocated in succeeding Plan Years, in the order of time, prior to the allocation of any Company contributions.

            (c) In the event the Plan is terminated while excess amounts are then held in suspense under subsection (b), such excess amounts shall be allocated and reallocated as provided in subsection (b), as of the day before the date of the termination as if such day were the last day of such Plan Year. Any amounts which cannot then be so allocated because of the limits of subsection (a) shall revert to the Company.

            (d) All references to the requirements of Code Section 415(e) (combined plan limit) are eliminated effective January 1, 2000.

Section 3.9 Reemployment Rights after Qualified Military Service.

            (a) Effective December 12, 1994 solely for purposes of this Section, the following definitions shall apply:

                  (i) "Qualified Military Service" means any service in the uniformed services (as defined in chapter 43 of title 38, United States
      Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

                  (ii)  "Compensation" means

                        (A) Compensation the Employee would have received during his period of Qualified Military Service if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Company but for absence during his period of Qualified Military Service, or

                        (B) if the Compensation the Employee would have received during his period of Qualified Military Service was not reasonably certain, the Employee's average Compensation from the Company during the 12-month period immediately preceding the Qualified Military Service (or, if less, the period of employment immediately preceding the Qualified Military Service).

            (b) A Participant who leaves the Company as a result of Qualified Military Service and returns to employment with the Company may elect during the period described in subsection (c) to make additional 401(k) Contributions under the Plan in the amount determined under subsection (d) or such lesser amount, as elected by the Participant.

            (c) The period determined under this subsection shall be the period which begins on the date of the Employee's reemployment with the Company after his Qualified Military Service that extends until the lesser of

                  (i) the product of 3 and the period of Qualified Military Service, and

                  (ii)  5 years.

            (d) The amount described in this subsection is the maximum amount of 401(k) Contributions that the Participant would have been permitted to make in accordance with the limitations described in subsection (f)(i) during the Participant's period of Qualified Military Service if the Participant had continued to be employed by the Company during such period and received Compensation. Proper adjustment shall be made for any contributions actually made during the Participant's period of Qualified Military Service.

            (e) If the Participant elects to make 401(k) Contributions under subsection (b), the Company shall make such a matching contribution to his Matching Account with respect to such deferrals as would have been required under the Plan had such deferrals actually been made during the period of such Qualified Military Service.

            (f) If any deferral or contribution is made by a Participant or the Company pursuant to this Section,

                  (i) such deferral or contribution shall not be subject to any otherwise applicable limitation contained in Code Section 402(g), 404(a) or 415 and shall not be taken into account in applying such limitations to other deferrals or benefits under the Plan or any other plan, with respect to the Plan Year in which the deferral is made,

                  (ii) such deferral or contribution shall be subject to the limitations described in paragraph (i) with respect to the Plan Year to which the deferral or contribution relates in accordance with the rules prescribed by the Secretary of the Treasury,

                  (iii) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12),
      401(m), 410(b) or 416 by reason of the making of (or the right to make) such deferral or contribution.

            (g) The Company shall not credit earnings on any deferral or contribution made under this Section before such deferral or contribution is actually made.

            (h) A Participant reemployed under subsection (b) shall be treated as not incurring a Break in Service by reason of his period of Qualified Military Service.

                                   ARTICLE IV.
                             ROLLOVERS AND TRANSFERS

Section 4.1 Rollovers and Transfers.

            (a) An Eligible Employee may make a contribution to his Rollover Account if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan. The Administrator may require the Eligible Employee to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.

            (b) Such contribution will meet the requirements of this Section if

                  (i) it is made by such Eligible Employee to the Trust in cash in a lump sum, and

                  (ii) the amount contributed by such Eligible Employee consists of

                        (A) an Eligible Rollover Distribution as defined in Code Section 402(a)(5) from

                              (I) a qualified trust meeting the requirements of Code Section 402(a)(5), or

                              (II)  an employee annuity plan meeting the
                                    requirements of Code Section 403(a)(1), or

                        (B) a tax-free rollover distribution from an individual retirement account or an individual retirement annuity which in turn consisted entirely of an Eligible Rollover Distribution (as defined in Code Section 402(c)(4) from a qualified trust under Code Section 401(a) or an annuity plan under which the Eligible Employee was an employee within the meaning of Code Section 401(c)(1) at the time contributions were made on his behalf under the plan) together with any earnings thereon, and which otherwise meets the requirements of Code Section 408(d)(3).

            (c) In addition, such contribution will meet the requirements of this Section if

                  (i) the contribution is made within 60 days following the day on which the Eligible Employee received the distribution from a qualified trust, annuity plan or individual retirement account or annuity,

                  (ii)  such distribution was solely in the form of cash, and

                  (iii) such distribution constituted an Eligible Rollover Distribution within the meaning of Code Section 402(c)(4), no part of which consists of employee contributions.

            (d) The Plan shall also accept a direct rollover from a plan qualified under Code Section 401(a) of an amount that if paid to an Eligible Employee instead of the Plan would have constituted an Eligible Rollover Distribution within the meaning of Code Section 401(a)(31). This transferred amount shall be credited to an Eligible Employee's Rollover Account.

            (e) The Administrator may, in its discretion, permit the Plan to accept a direct transfer from a qualified trust (described in Code Section 401(a)) of an Eligible Employee's benefits under such trust. Benefits transferred on behalf of an Eligible Employee to the Plan under this Section shall be credited to the Eligible Employee's transfer account or such other Accounts as are designated by the Administrator. The Administrator shall not accept any plan-to-plan transfer under this Section if such transfer would require the Plan to provide optional forms of benefit not otherwise provided by the Plan as required by Code Section 411(d)(6).

            (f) The Administrator may require the Eligible Employee to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.

            (g) If the Administrator accepts a contribution or transfer pursuant to this Section and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Eligible Employee.

            (h) An Eligible Employee who makes an contribution to his Rollover Account pursuant to this Section prior to the date that he satisfies the eligibility requirements described in Article II shall generally be treated as a Participant for purposes of the Plan provisions relating to the maintenance, valuation, investment and distribution of Accounts. However such Eligible Employee shall not be treated as a Participant for purposes of eligibility to make 401(k) Contributions, to receive an allocation of any Company contributions or to take a Plan loan prior to the date he actually becomes a Participant in the Plan.

                                   ARTICLE V.
                             INVESTMENT OF ACCOUNTS

Section 5.1 Investment Options.

            (a) Investment Direction. As permitted under the Rules of the Plan, a Participant and a Beneficiary of a deceased Participant may elect to have his Accounts held and invested under any of the Investment Funds or to change any prior investment election.

            (b)   Investment Elections. Any investment election under subsection
(a) shall remain in effect until revoked or modified by the Participant or Beneficiary. If Accounts are invested in more than one Investment Fund, changes in proportions due to investment results shall not require any automatic transfer of values between Investment Funds. Once the Administrator has determined that the investment elections have been properly made under the Plan, it shall promptly transmit those directions to the Trustee.

            (c) Available Investment Funds. A list of the Investment Funds offered under the Plan is set forth in Appendix A and may be changed from time to time without the necessity of amending this Plan and Trust document. The Administrator may set a maximum percentage of the total election that a Participant or Beneficiary may direct into any specific Investment Fund as set forth in Appendix A.

            (d) Manner of Making Investment Elections. The Administrator will establish the manner (writing, internet, intranet, telephonic, electronic or other methods) and advance notice required for making investment elections under
Section 5.1.

            (e) Timing. Purchases and sales of assets in the Investment Funds as required under this Section shall be made within a reasonable time after the election made in subsection (a), and Accounts shall be adjusted to reflect amounts actually realized or paid in such transactions.

            (f) ERISA Section 404(c). The Plan is a plan which is described in ERISA Section 404(c) under which each Participant or Beneficiary shall exercise control over the assets in his Accounts and shall be provided the opportunity to choose, from a broad range of investments, the manner in which the assets in his Accounts are invested. The Participant or Beneficiary shall not be deemed to be a fiduciary by reason of his exercise of control, and no person who is otherwise a fiduciary shall be liable for any loss or by reason of any breach which results from such exercise of control, whether by the Participant's or Beneficiary's affirmative direction or failure to direct an investment. In addition, no account shall bear any loss or have any responsibility or liability for any investment directed by any other Participant or Beneficiary with respect to his Accounts.

Section 5.2 Default Investment Fund. If a Participant or Beneficiary fails or declines to make an effective investment election, the Participant's or Beneficiary's Accounts shall be held in one or more default Investment Funds as directed by the Administrator.

                                   ARTICLE VI.
                    VALUATION OF THE TRUST FUND AND ACCOUNTS

Section 6.1 Individual Participant Accounting. The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds. At any point in time, the Account value shall be determined using the most recent Valuation Date values provided by the Trustee.

Section 6.2 Valuation Date Accounting and Investment Cycle. Participant Account values shall be determined as of each Valuation Date. For any transaction to be processed as of a Valuation Date, the Trustee must receive instructions for the transaction by the date specified by the Trustee, and such instructions shall apply to amounts held in the Account on that date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Valuation Date, based upon the Valuation Date values provided by the Trustee, and settled on the Trustee's next business date.

Section 6.3 Accounting for Investment Funds. Investments in each Investment Fund (other than Safeway Stock) shall be accounted for in units or other methods approved by the Administrator. Safeway Stock investments shall be accounted for based on share accounting. The Trustee is responsible for determining the share values of each Investment Fund as of each Valuation Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

Section 6.4 Payment of Fees and Expenses. Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance are paid by the Company, such fees and expenses shall be paid as set forth below. The Company may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in impermissible discrimination.

            (a) Account Maintenance. Account maintenance fees and expenses may include, but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees at may be charged at the Investment Fund level in the manner described in (c) below or charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

            (b) Transaction. Transaction fees and expenses may include, but are not limited to, withdrawal, distribution and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero. There is no limit on the number of Investment Fund election changes, and no fees are assessed on Investment Fund election changes by a Participant or Beneficiary. However, a fee (determined by the Administrator) may be charged with respect to each purchase and sale of Safeway Stock.

            (c) Investment Fund Management and Maintenance. Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund.

            The Trustee shall have the authority to pay from the Trust any such fees and expenses that remain unpaid by the Company for 60 days.

Section 6.5 Participant Statements. The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

Section 6.6 Accounts for QDRO Beneficiaries. A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

            (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under Section 11.2, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

            (b) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he were a Participant.

Section 6.7 Determination of Values. As of each Valuation Date, the Administrator shall determine the fair market value of each asset in each Investment Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. The value of any real property held in the Trust Fund determined as of the end of any Plan Year shall be considered to remain unchanged until the end of the following Plan Year. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

Section 6.8 Allocation of Values. As of each Valuation Date, the Administrator shall allocate the gains or losses of each Investment Fund since the last preceding Valuation Date to Participant's Accounts in the same proportion that the value of the Participant's Accounts invested in the Investment Fund in question bears to the total value of all Participants' Accounts invested in the Investment Fund. Such determinations shall be made without taking into account deferrals of Compensation or Company contributions attributable to the last Valuation Date or allocations of forfeitures for the Plan Year; provided, however, that gains and losses shall not be allocated with respect to amounts being held in suspense under Section 3.8(b).

Section 6.9 Applicability of Account Values. The value of an Account, as determined as of a given date under this Article, plus any amounts subsequently credited thereto and less any amounts withdrawn, distributed or transferred to suspense, shall remain the value thereof for all purposes of the Plan and Trust until revalued hereunder.

                                  ARTICLE VII.
                                     VESTING

Section 7.1 Vesting of Accounts.

            (a) 401(k), Rollover and Qualified Accounts. Each Participant shall be 100% vested in his 401(k), Rollover and Qualified Accounts at all times.

            (b) Matching Accounts. Except as provided in subsection (c), the vested portion of a Participant's Matching Account shall be the percentage of such Account shown on the following table:

                (i)    Years of Vesting Service           Vested Percentage
                       ------------------------           -----------------
                              less than 3                         0%
                                   3                              20%
                                   4                              40%
                                   5                              60%
                                   6                              80%
                               7 or more                         100%

                  (ii) Effective July 1, 2001, if the Participant who is not fully vested in his Matching Account has made an in-service withdrawal from his Matching Account, the vested amount of such Account shall be the excess of

                        (A)   the product of

                              (I) his vested percentage as calculated under paragraph (i), and

                              (II)  the sum of the balance of his Matching
                                    Account and the amount of the withdrawal over

                        (B)   the amount of the withdrawal.

            (c) Notwithstanding the above, the interest of a Participant in his Matching Account shall become fully vested upon the earliest to occur of:

                  (i)   his death while an Employee,

                  (ii)  his Normal Retirement Date, or

                  (iii) his Disability Retirement Date.

            (d) Disposition of Forfeitures. Forfeitures that occur during the Plan Year shall first be used to the extent necessary to restore the Matching Accounts of rehired Participants (as provided in Section 7.2). Any remaining forfeitures may be used to pay administrative expenses or will be included in, reduce and be considered part of the Company's Matching Contribution for the Plan Year in which the forfeiture arises.

            (e) Amendment of Vesting Schedule. Upon any amendment of the vesting schedule, a Participant with at least three Years of Vesting Service may elect to have his vested interest calculated pursuant to the vesting schedule which would have been in effect but for the amendment. However, no election shall be provided for any Participant whose nonforfeitable percentage under the Plan as amended at anytime cannot be less than such percentage determined without regard to such amendment.

Section 7.2 Forfeitures.

            (a) If a Participant has a Separation from the Service due to resignation or discharge, the portion of his Matching Account which is not vested shall be forfeited upon the earlier of his receipt of his distribution from the Plan under Article XI or his completion of a Forfeiting Break in Service. Pending application under Section 3.4(b) or Section 3.5(c), Forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 3.8.

            (b) If a Participant has a Separation from the Service prior to becoming vested in any portion of his Matching Account, a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).

            (c) If the Participant is subsequently reemployed before he has a Forfeiting Break In Service, the Participant's vested portion of this account at any time shall equal P[AB+(R x D)](R x D). For purposes of applying the formula:
P is the vested percentage of the relevant time; AB is the account balance at the relevant time; D is the amount of any distribution made to the Participant from the Matching Account; and R is the ratio of the account balance at the relevant time to the account balance after any such distribution.

Section 7.3 Restoration of Forfeitures. If a Participant whose Matching Account is not then fully vested

            (a)   has a Separation from the Service,

            (b) suffers a forfeiture of the portion of such Account which is not vested,

            (c) again becomes an Eligible Employee or employed by a Company Affiliate before he has a Forfeiting Break in Service, and

            (d) repays to the Plan the full amount, if any, distributed to him from his Accounts before the end of five consecutive Break in Service Years commencing after his distribution, or, if earlier, the fifth anniversary of his reemployment, then the amounts forfeited by such Participant shall be restored to his Matching Account. The restored amounts will be funded by applying forfeitures pending reallocation and Company contributions, in that order, as necessary.

                                  ARTICLE VIII.
                             IN-SERVICE WITHDRAWALS

Section 8.1 In-Service Withdrawal Approval. A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Administrator is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Article and granting such request.

Section 8.2 Payment Form and Medium. The form of payment for an in-service withdrawal shall be a cash lump sum. However, if all or any portion of an in-service withdrawal represents an Eligible Rollover Distribution, a Participant may elect a Direct Rollover.

Section 8.3 Source and Timing of In-Service Withdrawal Funding.

            (a) An in-service withdrawal to a Participant shall be made solely from the assets of his own Accounts and will be based on the Account values as of the Valuation Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Valuation Date on which the in-service withdrawal is processed.

            (b) In-service withdrawals will be funded on the date following the Valuation Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

Section 8.4 Hardship Withdrawals. Effective July 1, 2001, Hardship withdrawals are not available. Prior to July 1, 2001, an Active Participant may take an in-service withdrawal from the 401(k) Contributions in his 401(k) Account (but excluding earnings) on account of Hardship, subject to the following:

            (a) A Participant's aggregate Hardship withdrawals shall not exceed the lesser of

                  (i) the amount which is necessary to satisfy the Hardship (including certain amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution as set forth in the Rules of the Plan), or

                  (ii) the amount which cannot be satisfied from other resources which are reasonably available to the Participant.

            (b) The Participant shall obtain all distributions (other than Hardship withdrawals), and all nontaxable loans currently available under all plans maintained by the Company or any Company Affiliate;

            (c) Any other conditions prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and/or other documents of general applicability, as an alternate method under which a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need.

Section 8.5 Age 59-1/2 Withdrawal. Effective July 1, 2001, an Active Participant may take a withdrawal from his 401(k) Account, Qualified Account, Rollover Account and vested Matching Account when he attains age 59-1/2.

Section 8.6 Age 70-1/2 Withdrawal. Effective January 1, 1997, an Active Participant (other than a Five Percent Owner) who attains age 70-1/2 may take a withdrawal of his entire vested Accounts.

Section 8.7 Fees. Effective July 1, 2001, the Participant's Accounts may be charged for actual administrative fees charged by a third-party recordkeeper for in-service withdrawals. Prior to July 1, 2001, the Participant's 401(k) Account will be charged for actual administrative fees up to $100 charged by a third-party recordkeeper for a Hardship withdrawal, and any fees exceeded $100 will be paid by the Company.

                                   ARTICLE IX.
                                      LOANS

Section 9.1 Participant Loans Permitted. Effective July 1, 2001, loans to Participants are permitted pursuant to the terms and conditions set forth in this Article. However, loans to Project Employees are not permitted. At the discretion of the Administrator, Participants may be charged a reasonable administrative fee in connection with obtaining and/or maintaining a Plan loan.

Section 9.2 Loan Application, Note and Security. A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his Account.

Section 9.3 Loan Approval. The Administrator is responsible for determining that a loan request conforms to the requirements described in this Article and granting such request.

Section 9.4 Loan Funding Limits. The loan amount must meet all of the following limits as determined as of the date the loan is processed:

            (a)   Plan Minimum Limit. The minimum amount for any loan is $1,000.

            (b)   Plan Maximum Limit. Subject to the legal limit described in
(c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the vested amount of his 401(k) Account, Qualified Account, Rollover Account and Matching Account.

            (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of the vested balance of his Accounts, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Company Affiliates shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

Section 9.5 Maximum Number of Loans. Participants may have only one loan outstanding at any given time.

Section 9.6 Source and Timing of Loan Funding

            (a) A loan to a Participant shall be made solely from the assets of his own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in Section 9.4(b). Within each Account used for funding a loan, amounts shall taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Valuation Date on which the loan is processed.

            (b) Loans will be funded on the Trustee's next business date following the Valuation Date as of which the loan is processed, The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

Section 9.7 Interest Rate

            The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate is determined as set forth in Appendix B and may be changed from time to time without the necessity of amending this Plan and Trust document.

Section 9.8 Repayment

            Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time without penalty. The Participant may choose the loan repayment period, not to exceed four years, except that the loan repayment period may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

Section 9.9 Repayment Hierarchy

            Loan principal payments shall be credited to the Participant's Accounts in the same order, on a pro rata basis, used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited by investment type based upon the Participant's current investment election for new contributions.

Section 9.10 Repayment Suspension

            The Administrator may agree to a suspension of loan payments for up to three months for a Participant who is on a Company-authorized leave of absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

Section 9.11 Loan Default

            (a) A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code Section 72(p).

            (b) In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Accounts by distributing the note to the Participant.

Section 9.12 Call Feature

            The Administrator shall provide a reasonable time period for a Participant to repay his loan in full after his employment with all Company Affiliates has terminated or if the Plan is terminated. After the expiration of the reasonable time period, the Administrator shall have the right to call the Participant's loan and treat the event as a distribution.

Section 9.13 Loan Administration

            (a) The Administrator shall direct and administer loans made to Participants pursuant to the Plan and shall have responsibility for such loans including, without limitation, responsibility for the following: the development of procedures and documentation for the loans; the acceptance of loan applications; the preparation and execution of loan documentation; the disclosure of interest rate information as required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. Sec. 1601 et seq.; the enforcement of promissory note terms, including, but not limited to, directing the Trustee to take specified actions; and the maintenance of accounts and records regarding interest and principal payments on promissory notes. The Trustee shall not be responsible for reviewing such documents, records, and procedures, but the Trustee may from time to time examine such documents, records, and procedures as it deems appropriate.

            (b) The Trustee appoints the Administrator custodian for the physical custody and safekeeping of the promissory notes and other documents evidencing Participant loans.

            (c) The Trustee shall account for Participant loans in aggregate, as a single asset of the Trust. Within 30 days of the close of each fiscal year of the Trust, and within 30 days of the termination of this Agreement, the Administrator shall file with the Trustee a written account setting forth in the aggregate all investments, receipts, disbursements, and other transactions effected by it with respect to Participant loans during such fiscal year or the period from the close of the last fiscal year to the date of such termination. The Trustee may rely on such accounting by the Administrator in valuing and accounting for Trust assets as required by this Trust and shall be under no liability for accounting for Participant loans or transactions relating to Participant loans.

            (d) The Administrator shall direct the Trustee with respect to all returns and filings required by the Code or applicable State law, as a result of any Participant loan, including, but not limited to, returns and filings required by reason of failure by the borrower to make any payments. The Trustee shall be under no liability for failure to file such returns or reports, unless as a result of failure to follow the Administrator's direction.

                                   ARTICLE X.
                     EMPLOYMENT AFTER NORMAL RETIREMENT DATE

Section 10.1 Continuation of Employment.

            (a) A Participant may, subject to subsection (b) and Section 17.3, remain in the employ of the Company or a Company Affiliate after attaining his Normal Retirement Date.

            (b) Notwithstanding subsection (a), the Company reserves the right to require a Participant to retire in accordance with Section 12(c) of the Age Discrimination in Employment Act of 1967, as amended and applicable state law.

Section 10.2 Continuation of Participation. A Participant retained in the employ of the Company after his Normal Retirement Date shall continue as an Active Participant of the Plan.

Section 10.3 Required Minimum Distributions.

            (a) Not a Five Percent Owner. Effective January 1, 1997 for a Participant who is not a Five Percent Owner in the calendar year in which he attains age 70-1/2 distributions shall be made or commence not later than the later of (i) the April 1 following the calendar year in which his Separation from the Service occurs, or (ii) the April 1 following the calendar year in which he attains age 70-1/2.

            (b) Five Percent Owner. Effective January 1, 1997, a Participant who is a Five Percent Owner in the calendar year in which he attains age 70-1/2 shall receive or commence the receipt of the entire amount credited to his Accounts in accordance with Article X on the April 1 following the end of the calendar year in which he attains age 70-1/2.

            (c) Notwithstanding the above, all distributions shall satisfy the minimum distribution incidental death benefit requirements of Proposed Treas. Reg. Sec. 1.401(a)(9)-2 (or any successor thereto).

                                   ARTICLE XI.
                                  DISTRIBUTIONS

Section 11.1 Rights Upon Normal or Disability Retirement or Separation from the Service. Upon a Participant's Normal or Disability Retirement or Separation from the Service, he shall be entitled to receive the vested amount credited to his Accounts in accordance with Section 11.2. Under no circumstances will a Participant's 401(k) and Qualified Accounts be distributed prior to his Separation from the Service except as permitted under Code Section 401(k)(d)(10) or as required by Section 3.3(f), 3.5 or 3.6.

Section 11.2 Distribution of Accounts. Effective July 1, 2001, distribution of the vested Accounts of a Participant or a Beneficiary of a deceased Participant shall be made in one of the following forms as elected by the Participant or
Beneficiary:

            (a) in either (1) a single lump sum or (2) a portion paid in a lump sum immediately and the remainder paid in a lump sum at a later date, as follows:

                  (i) if all of the Accounts are invested in Investment Funds other than Safeway Stock, such lump sum payments shall be in cash;

                  (ii) if all or any portion of such Accounts are invested in Safeway Stock but such Participant is less than 100% vested in his Matching Account, then such lump sum payments shall be in cash;

                  (iii) if all or any portion of such Accounts are invested in Safeway Stock and such Participant or Beneficiary of a deceased Participant is 100% vested in his Matching Account, then, at the election of such Participant or Beneficiary:

                        (A)   payments shall be entirely in cash, or

                        (B)   payments shall be made:

                              (I) for the portion of the Accounts that is not invested in Safeway Stock, in cash; and

                              (II) for the portion of the Accounts that is invested in Safeway Stock, in cash or, if elected, in the form of whole shares of Safeway Stock and cash in an amount equal to the value of any fractional share of Safeway Stock, determined based on its fair market value as of the date of distribution.

            (b) in cash installments paid over a period not to exceed the life expectancy of the Participant and his Beneficiary.

            (c) in a direct rollover to the extent that the payment is an Eligible Rollover Distribution and the recipient is a Distributee.

Prior to July 1, 2001, distribution of the vested Accounts of a Participant or a Beneficiary of a deceased Participant shall be made only in a cash lump sum or direct rollover.

Section 11.3 Small Accounts. The Participant shall select the method by which his vested Accounts will be distributed to him. Notwithstanding the foregoing, effective January 1, 1998, if the distributable balance of the Participant's Accounts is $5,000 or less and the Participant fails to elect a form of distribution when payable, then the Trustee shall distribute the Participant's vested Accounts in a lump sum. Additionally, if the distributable balance of the Participant's Accounts is $200 or less, then the Trustee shall distribute the Participant's vested Accounts in a lump sum, and the Participant shall have no right to select the manner in which he will receive his distribution from the Plan.

Section 11.4 Timing.

            (a) Distribution of a Participant's vested Accounts will normally be made or commenced as soon as practicable following the Participant's date of Separation from the Service, but not later than the 60th day next following the close of the Plan Year during which the Participant attains age 65 years or, if later, during which his date of Separation from the Service occurs, except as otherwise permitted under circumstances described in Treas. Reg. Sec. 1.401(a)-14(d). If the value of the Participant's Accounts is over $5,000, the Participant (but not his Beneficiary in the event of the Participant's death) must consent in writing to receive the distribution. However, a Participant may not elect to defer distribution beyond the date described above.

            (b) Distributions must commence as required under Section 10.3, Code Section 401(a)(9) and the regulations thereunder including the minimum incidental death benefit rules under Prop. Treas. Reg. Sec. 1.401(a)(9)-2.

Section 11.5 Notice. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, distribution of a Participant's Accounts may commence less than 30 days after the notice required under Treas. Reg. Sec. 1.411(a)-11(c) is given, provided that

            (a) the Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (b) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 11.6 Distribution on Death

            (a) If a Participant dies before distribution of his Accounts commences, then the vested balance of his Accounts shall be paid to his Beneficiary in one of the available forms, as elected by the Beneficiary. Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or
(2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

                  (i) If the surviving Spouse is the Beneficiary, payments need not begin until the later of (A) the end of the calendar year that includes the first anniversary of the Participant's death or (B) the end of the calendar year in which the Participant would have been required to commence payments under Section 10.3, and must be completed within the Spouse's life or life expectancy; and

                  (ii) If the Participant and the surviving Spouse who is the Beneficiary die (A) before the date on which the Participant would have been required to begin payments under Section 10.3 and (B) before payments have begun to the Spouse, the Spouse shall be treated as the Participant in applying these rules.

            (b) If payment has commenced prior to the Participant's death, payment of the Participant's Accounts shall be made in such manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of the Participant's death.

Section 11.7 Determination of Value of Accounts. When a distribution under the Plan is made, the value of a Participant's Accounts shall be determined as of the Valuation Date coinciding with or next preceding the Participant's distribution date (after all adjustments then required or permitted under the Plan have been made).

                                  ARTICLE XII.
                              TOP HEAVY PROVISIONS

Section 12.1 Top Heavy Determination.

            (a) Solely in the event that this Plan ever becomes Top Heavy, as defined herein, the provisions of this Article shall apply.

            (b) Solely for the purposes of this Article, the following definitions shall be used:

                  (i)   "Aggregation Group" means

                        (A) each plan of the Company or a Company Affiliate in which a Key Employee is a Participant (including any such plan which has been terminated if such plan was maintained by the Company or Company Affiliate within the last five years ending on the Determination Date for the Plan Year in question) but excluding a plan meeting the requirements of Code Section 401(k)(11); provided, however, that such plan allows only contributions required under Code Section 401(k)(11)), and

                        (B) each other plan of the Company or a Company Affiliate which enables any plan described in paragraph a to meet the requirements of Code
                              Section 401(a)(4) or 410.

                  (ii) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

                  (iii) "Key Employee" means an Employee, a former Employee or the Beneficiary of a former Employee, if, in the Plan Year containing the Determination Date or in any of the four preceding Plan Years, such Employee or former Employee is or was

                        (A) an officer of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds fifty percent of the amount in effect under Code Section 415(b)(1)(A) (not more than fifty Employees or, if less, the greater of three Employees or ten percent of the Employees shall be treated as officers),

                        (B) one of the ten Employees owning (or considered as owning within the meaning of Code Section 318) both the largest interest in the Company or a Company Affiliate and more than one-half of one percent interest therein and whose Statutory Compensation for the Plan Year in question equals or exceeds the amount in effect under Code Section 415(c)(1)(A); provided, however, if two Employees have the same interest in the Company or a Company Affiliate, the Employee with the greater Statutory Compensation for such Plan Year shall be treated as having the larger interest,

                        (C) a Five Percent Owner or a one percent owner (within the meaning of Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $150,000.

                  (iv) "Non-Key Employee" means any Employee who is not a Key Employee.

                  (v) The Plan shall be Top Heavy if, as of any Determination Date, the aggregate of the Accounts of Key Employees under all plans in the Aggregation Group (or under this Plan and such other plans as the Company elects to take into account under Code Section 416(g)(2)(A)(ii)) exceeds sixty percent of the aggregate of the Accounts for all Key Employees and Non-Key Employees. In making this calculation as of a Determination Date,

                        (A) each Account balance as of the most recent valuation date occurring within the Plan Year which includes the Determination Date shall be determined,

                        (B) an adjustment for contributions due as of the Determination Date shall be determined,

                        (C) the Account balance of any Employee or former Employee shall be increased by the aggregate distributions made during the five-year period ending on the Determination Date with respect to such Employee or former Employee,

                        (D)   the Account balance of

                              (I) any Non-Key Employee who was a Key Employee for any prior Plan Year, and

                              (II)  any former Employee who performed no
                                    services for the Company or a Company
                                    Affiliate during the five-year period ending on the Determination Date shall be ignored, and

                        (E) if there have been any rollovers to or from any Account, the balance of such Account shall be adjusted, as required by Code Section 416(g)(4)(A).

      Notwithstanding the foregoing, this Plan shall be Top Heavy if, as of any Determination Date, it is required by Code Section 416(g) to be included in an Aggregation Group which is determined to be a Top Heavy Group.

                  (vi) "Top Heavy Group" means any Aggregation Group if, as of the Determination Date, the sum of

                        (A) the present value of the cumulative accrued benefits for all Key Employees under all defined benefit plans in such Aggregation Group, and

                        (B) the aggregate of the accounts of all Key Employees under all defined contribution plans in such Aggregation Group exceeds sixty percent of a similar sum determined for all Key Employees and Non-Key Employees.

                  (vii) "Statutory Compensation" shall have the meaning set forth in Code Section 414(q)(4) for purposes of subsection (b)(iv). For purposes of determining the minimum required contribution under subsection 12.2(b)(ii), "Statutory Compensation" for Key Employees shall include contributions to 401(k) Accounts.

Section 12.2 Minimum Benefits.

            (a) For any Plan Year in which the Plan is Top Heavy, the total allocation to the Qualified Account or Matching Account of any Employee who is a Non-Key Employee at the end of such Plan Year and is

                  (i) entitled to an allocation to such Account under Section 3.4, or

                  (ii) not entitled to an allocation under such Sections solely because he did not elect to defer Compensation under Section 3.3 of the Plan, shall not be less than that determined under subsection (b).

            (b) The allocation determined under this subsection shall be a percentage of the Statutory Compensation of such Non-Key Employee which is not less than the lesser of

                  (i)   three percent, or

                  (ii)  that percentage reflecting the ratio of

                        (A)   the allocations under Section 3.4 to

                        (B)   Statutory Compensation

for the Key Employee with respect to whom such ratio is highest for such Plan Year.

            This Section shall not apply to any Participant to the extent the Participant is covered under any other plan sponsored by the Company or a Company Affiliate provided the minimum allocation or benefit requirement applicable to Top Heavy Plans will be met in the other plan or plans. For the purposes of determining whether or not the provisions of this Section have been satisfied, both contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title 11 of the Social Security Act, or any other Federal or state laws and Company contributions made under any salary reduction or similar arrangement shall be disregarded.

            (c) An Employee described in subsection (a)(ii) shall be treated as a Participant hereunder.

Section 12.3 Vesting

            (a) For any Plan Year in which the Plan is Top Heavy, the vested percentage of the Matching Account of each Participant who completes an Hour of Service in such Plan Year shall be the percentage of such Account shown on the following table:


             Years of Vesting Service                       Vested Percentage

                   Less than 2                                      0%
                        2                                          20%
                        3                                          40%
                        4                                          60%
                        5                                          80%
                   6 (or more)                                     100%

However, the vested percentage of a Participant's Matching Account shall be not less than the vested percentage determined as of the last day of the last Plan Year in which the Plan was not Top Heavy.

            (b) For any Plan Year in which the Plan is not Top Heavy which follows one or more Plan Years for which the Plan has been Top Heavy, Article VII shall again become applicable as an amendment to the Plan. Therefore, each Participant who has had his vested percentage computed under subsection (a) and who has completed at least three Years of Vesting Service shall be permitted to elect to have his vested percentage computed in accordance with subsection (a) for such Plan Year and any subsequent Plan Year in which the Plan is no longer Top Heavy. Such Participant may make such election within an election period beginning no later than the first day of the first Plan Year in which the Plan is no longer Top Heavy and ending no later than the later of

                  (i)   the 60th day of such Plan Year, or

                  (ii) a date which is 60 days after the day the Participant is issued written notice of his right to make such election by the Administrator.

                                  ARTICLE XIII.
                            ADMINISTRATIVE PROVISIONS

Section 13.1 Duties and Powers of the Administrator.

            (a) The Administrator shall administer the Plan in accordance with the Plan and ERISA and, in addition to the duties specifically set forth in the Plan, shall have full discretionary power and authority:

                  (i) To engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, recordkeepers, custodians, physicians or other firms or persons and (with its officers, directors and employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

                  (ii) To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

                  (iii) To construe and interpret the Plan and the Rules of the Plan and to remedy any ambiguities and inconsistencies therein;

                  (iv) To determine questions of eligibility and vesting of Participants;

                  (v) To determine entitlement to allocations of contributions and forfeitures and to distributions of Participants, former Participants, Beneficiaries, and all other persons;

                  (vi) To make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

                  (vii) To appoint claims and review officials to conduct claims procedures as provided in Section 13.5;

                  (viii) To compute, certify to and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (ix) To authorize all disbursements by the Trustee from the Trust;

                  (x) To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

                  (xi) To delegate any power or duty to any firm or person engaged under paragraph (i) or to any other person or persons; and

                  (xii)  To select or eliminate Investment Funds.

            (b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except as provided in Section 13.4 or to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

            (c) Notwithstanding anything contained in the Plan to the contrary, all actions taken by the Administrator shall cause the Plan or the Trust to be treated as a "domestic trust" under Treas. Reg. Sec. 301.7701, and no action will be taken by the Administrator, or, if taken, will be valid, which would cause the Plan or the Trust not to be considered as a domestic trust.

Section 13.2 Committee. The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

Section 13.3 Committee Operating Rules.

            (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

            (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly,

            (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall bear no liability for acting upon such direction and relying upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall be under no duty to make any investigation or inquiry about the correctness of such direction or written notice.

Section 13.4 Inspection of Records. Copies of the Plan and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by such Participant or such Participant's duly authorized representatives at any reasonable business hour at the principal office of the Company, any Company work site at which at least fifty Employees regularly perform services and such other locations as the Secretary of Labor may require.

Section 13.5 Claims Procedure.

            (a) A claim by a Participant, Beneficiary or any other person shall be presented to the claims official appointed by the Administrator in writing within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.

            (b) The claims official shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

            (c) If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Company.

            (d) If the claim is wholly or partially denied, the claims official shall, within ninety days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

                  (i) the specific reason or reasons for such denial,

                  (ii) specific references to pertinent Plan provisions on which the denial is based,

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                  (iv) an explanation of the Plan's claim review procedure.

            (e) The Administrator shall provide each claimant with a reasonable opportunity to appeal the claims official's denial of a claim to a review official (appointed by the Administrator in writing) for a full and fair review. The claimant or his duly authorized representative

                  (i) may request a review upon written application to the review official (which shall be filed with it),

                  (ii) may review pertinent documents, and

                  (iii) may submit issues and comments in writing.

            (f) The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than 60 days after receipt by the claimant of written notice of denial of his claim.

            (g) The decision by the review official upon review of a claim shall be made not later than 60 days after his receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of such request for review.

            (h) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

            (i) The claims official and the review official shall have full discretionary power and authority to construe the Plan and the Rules of the Plan, to determine questions of eligibility, vesting and entitlements and to make findings of fact as under Section 13.1 and, to the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

            (j) Except as otherwise decided by the Administrator, the Committee will be the claims official and reviewing official for purposes of this Section.

Section 13.6 Conflicting Claims. If the Administrator is confronted with conflicting claims concerning a Participant's Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion. In either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant's Accounts.

Section 13.7 Payments. In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Company and their officers, directors, employees, owners, agents and representatives.

Section 13.8 Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee.

            (a) If an amount payable under the Plan cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution shall be made not later than 60 days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

            (b) If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the Participant's Beneficiary, his entire distributable interest in the Plan shall be forfeited and applied to pay expenses of the Plan or to reduce the Company's Matching Contribution under Section 3.4; provided, however, that if


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

the Participant (or in the case of his death, the Participant's Beneficiary) makes proper claim therefor under Section 13.5, the amount so forfeited shall be restored to the Participant's Account, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

Section 13.9 Service of Process. The General Counsel of the Company is hereby designated as agent of the Plan for the service of legal process.

Section 13.10 Limitations Upon Powers of the Administrator. The Plan shall not be operated so as to discriminate in favor of Highly Compensated Employees. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

Section 13.11 Assignments, etc., Prohibited; Distributions Pursuant to Qualified Domestic Relations Orders; Certain Offsets of Accounts.

            (a) Except as provided in subsections (b) and (c), no part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary as provided in the Plan.

            (b) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, upon receipt by the Administrator of a domestic relations order, as defined in Code Section 414(p), which, but for the time of required payment to the alternate payee, would be a qualified domestic relations order as defined in Code Section 414(p), the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order. However, no such distribution shall be made prior to the Participant's Separation from the Service if such distribution could adversely affect the qualified status of the Plan.

            (c) (i) Notwithstanding subsection (a) or any other provision of the Plan to the contrary, effective August 5, 1997, upon receipt by the Administrator of a judgment, order, decree or settlement agreement described in paragraph (ii) which expressly provides for an offset against all or part of an amount ordered or required to be paid to the Plan against a Participant's Accounts under the Plan, such Participant's Accounts shall be reduced or offset by the amount specified in such judgment, order, decree or settlement agreement and such amount shall promptly be paid to the Plan.

                  (ii) The judgment, order, decree or settlement agreement described in paragraph (i) must arise from

                        (A) a judgment of conviction for a crime involving the
                            Plan,

                        (B) a civil judgment (including a consent order or
                            decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of ERISA, or

                        (C) a settlement agreement between the Secretary of
                            Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of Part 4 of ERISA by a fiduciary or any other person.

Section 13.12 Corrective of Administrative Error; Special Contribution. Notwithstanding any other provision of the Plan to the contrary, the Administrator shall take any and all appropriate actions to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, forfeitures, and income, expenses, gains and losses to the Accounts of the Participants or Beneficiaries under the Plan. Such corrective actions may include debiting or crediting a Participant's or Beneficiary's Accounts or allocating special contributions made by the Company to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, forfeitures, or income, expenses, gains and losses. The Administrator shall determine the amount of any such special contributions required to be made by the Company, which may be made in such approximate amounts as the Administrator, acting in its sole discretion, shall determine. In no event shall any corrective action taken by the Administrator under this Section reduce any Participant's or Beneficiary's accrued benefit in violation of Section 411(d)(6) of the Code and the Treasury regulations thereunder.


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

                                  ARTICLE XIV.
                          TERMINATION, DISCONTINUANCE,
                       AMENDMENT, MERGER, ADOPTION OF PLAN

Section 14.1 Termination of Plan; Discontinuance of Contributions.

            (a) The Plan is intended as a permanent program but the Company shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof with or without notice to the applicable Participants. Discharge or layoff of Employees of the Company or any unit thereof without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law. In the event of any termination or partial termination:

                  (i) an allocation of amounts being held under Section 3.8(b) shall be made in accordance with Section 3.8(c).

                  (ii) the Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less, to the extent permitted by law, a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.

                  (iii) provided that the Company or a Company Affiliate does not maintain another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), distributions of Participant's Accounts shall be made in one lump sum payment.

            (b) Subject to the terms of the collective bargaining agreement with the Union, the Company shall have the right at any time to discontinue contributions to the Plan completely as to the Company or as to any covered location division, facility or other operational unit thereof with or without notice to the applicable Participants. Failure of the Company to make one or more substantial contributions to the Plan for any period of three consecutive Plan Years in each of which the Company realized substantial current earnings, as shown on its financial reports, shall automatically become a complete discontinuance of contributions at the end of the third such consecutive Plan Year. In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all the Matching Accounts shall thereupon become fully vested.

Section 14.2 Amendment of Plan.

            (a) As limited in Section 14.3 of the Plan, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by the Company. However, no amendment shall decrease the vested percentage any Participant has in his Accounts or his accrued benefit.

            (b) Amendments shall be adopted by resolution of the Board of the Company. Additionally, the General Counsel or Vice President, Human Resources of the Company shall have the authority to adopt amendments that are necessary (i) to bring the Plan into conformity with legal requirements or to improve the administration hereof, provided that no such amendments involve an increase in cost of benefits provided by this Plan, (ii) to comply with the terms of a collective bargaining agreement with the Union or (iii) to provide for mergers of plans of Company Affiliates into the Plan.

Section 14.3 Retroactive Effect of Plan Amendment.

            (a) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the vested percentage of a Participant whose Separation from the Service preceded the date such amendment became effective unless and until he again becomes a Participant and additional contributions are allocated to him.

            (b) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for purposes of Plan participation, vesting or any other Plan purpose with respect to his participation or employment before the date such amendment became effective.

            (c) Except as provided in subsections (a) and (b), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

Section 14.4 Consolidation or Merger; Adoption of Plan by Other Companies.

            (a) In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company or its owner of its assets, the successor will be deemed to continue the Plan. If deemed appropriate, the successor will execute a proper supplemental agreement to the Trust Agreement with the Trustee.

            (b) The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his corresponding Accounts under this Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

            (c) Any Company Affiliate may, with the approval of the Board, adopt the Plan as a whole company or as to any one or more divisions by resolution of its own board of directors or agreement of its partners or members. Such Company Affiliate shall give written notice of such adoption to the Administrator and to the Trustee by its duly authorized officers.


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

                                   ARTICLE XV.
                            MANAGEMENT OF INVESTMENTS

Section 15.1 Trust Agreement. All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan expenses not paid directly by the Company. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding the above, the Company may, with the approval of the Trustee, appoint another trustee to hold and administer Plan assets which do not meet the requirements of
Section 15.2.

Section 15.2 Investment Funds. The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

            (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

            (b) collective investment funds maintained by the Trustee or qualified investment manager or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

            (c) individual equity and fixed income securities which are readily tradable on the open market;

            (d) guaranteed investment contracts issued by a bank or insurance company;

            (e) interest bearing deposits of the Trustee; and

            (f) Safeway Stock.

            Any Investment Fund assets invested in a collective investment fund shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

Section 15.3 Authority to Hold Cash. The Trustee is authorized to hold that portion of the Trust Fund as it may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a state, even where a bank or financial institution is the Trustee, or otherwise is a fiduciary of the Plan, including Wells Fargo Bank, National

Association), subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit.

Section 15.4 Trustee to Act Upon Instructions. The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator on behalf of the Participants or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator on behalf of the Participants or Beneficiaries.

Section 15.5 Administrator Has Right to Vote Registered Investment Company Shares. The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 15.6.

Section 15.6 Custom Fund Investment Management. The Administrator may designate an investment manager for any Investment Fund established as a Custom Fund (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to section 3(38) of ERISA. The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

            A Custom Fund shall be subject to the following:

            (a) Guidelines. Written guidelines shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

            (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, if the Company provides for investment in Safeway Stock, the authority to vote proxies and exercise shareholder rights related to shares of Safeway Stock held under the Plan and Trust is vested as provided in Section 15.9.

            (c) Custody and Trade Settlement. Unless otherwise expressly agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this Section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

            (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager, nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

Section 15.7 Authority to Segregate Assets. The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

Section 15.8 Maximum Permitted Investment in Safeway Stock. If the Company provides for investment in Safeway Stock, such investment option shall be comprised solely of Safeway Stock.

Section 15.9 Participants Have Right to Vote and Tender Safeway Stock. Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Safeway Stock held on his behalf under the Plan. Prior to such voting or tendering of Safeway Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participants or Beneficiaries. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

Section 15.10 Registration and Disclosure for Safeway Stock. The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

                                  ARTICLE XVI.
                              TRUST ADMINISTRATION

Section 16.1 Trustee to Construe Trust.

            (a) The Trustee shall have the discretionary authority to construe those provisions of the Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in the Plan and Trust, provided that the exercise of such authority or power is not otherwise limited by the Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties and shall be given the maximum possible deference allowed by law.

            (b) The Administrator shall have all power over and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall comply with proper written directions of the Administrator concerning those assets. The Administrator shall not issue directions in violation of the terms of the Plan and Trust or prohibited by the fiduciary responsibility rules of ERISA. Except to any extent required by ERISA or otherwise provided in this Trust, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and shall retain assets until directed in writing by the Administrator to dispose of them.

            (c) Notwithstanding the foregoing, the Administrator may appoint an investment manager or managers to direct, control, or manage the investment of the Trust assets, as provided in sections 3(38) and 403(a)(2) of ERISA. The Administrator shall notify the Trustee in writing of the appointment of each investment manager and cause such investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary with respect to the Plan. If the foregoing conditions are met, the investment manager shall have the power to manage, acquire, or dispose of any Trust assets, and the Trustee shall not be liable for acts or omissions of the investment manager or be under an obligation to invest or otherwise manage any asset of the Trust which is subject to the management of such investment manager.

            (d) The Administrator may also delegate all its investment authority to the Trustee for that part of the Trust under its investment control. Upon written acceptance of that delegation, the Trustee shall have full power and authority to invest and reinvest the Trust Fund in investments of any kind. The Trustee shall be responsible for proper diversification of the assets of the portion of the Trust Fund subject to its management; however, the Trustee's responsibility for diversification of such assets shall be subject to and is limited by the funding policy and investment guidelines issued to it by the Administrator. In making such investments, the Trustee shall comply with the funding policy and investment guidelines and with the fiduciary standards of ERISA, as supplemented, modified, interpreted, and construed by regulations and rulings of the United States administrative agencies and by decisions of courts of competent jurisdiction.

Section 16.2 Trustee To Act As Owner of Trust Assets. Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

            (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

            (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

            (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

            (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

Section 16.3 United States Indicia of Ownership. The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States except as authorized by ERISA section 404(b).

Section 16.4 Tax Withholding and Payment.

            (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with a Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made. The Trustee shall have no liability for making any distribution or transfer pursuant to the direction of the Administrator, or its designee, (including amounts withheld pursuant to the previous sentence). The Administrator, or its designee, shall furnish to the Trustee all information necessary to carry out such withholding, or, if such information is not provided to the Trustee, the Administrator shall hold the Trustee harmless from and indemnify it for any liability and related expenses from improper withholding. The Trustee shall have no liability for making any distribution or transfer pursuant to the direction of the Administrator, or its designee, (including amounts withheld pursuant to the previous sentence). The Administrator, or its designee, shall furnish to the Trustee all information necessary to carry out such withholding, or, if such information is not provided to the Trustee, the Administrator shall hold the Trustee harmless from and indemnify it for any liability and related expenses from improper withholding.

            (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

Section 16.5 Trustee Duties and Limitations. Unless otherwise agreed to by the Trustee, the Trustee's duties shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, and investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries. The Trustee shall have no duty or authority to ascertain whether contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Company. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

Section 16.6 Trust Accounting.

            (a) Annual Report. Within 90 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

            (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to monitor properly the Trust's assets and activity.

            (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after such accounting has been received by the Administrator unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

Section 16.7 Valuation of Certain Assets. If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

Section 16.8 Legal Counsel. The Trustee may consult with legal counsel of its choice, including counsel for the Company or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

Section 16.9 Fees and Expenses. The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.4.

Section 16.10 Indemnification by the Company.

            (a) The Company hereby agrees to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but excluding liability resulting from actions or in actions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

            (b) To the extent permitted under ERISA, the Company shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorneys' fees and costs of defense) arising out of the (1) acts or omissions to act with respect to the Plan by persons unrelated to the Trustee ("unrelated persons"), (2) the Trustee's action or inaction with respect to the Plan resulting from reasonable reliance on the action or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or
(3) any violation by any unrelated person of the provisions of ERISA. The Trustee shall not be entitled to indemnification for any liability arising from the Trustee's negligence or willful misconduct. Expenses incurred by the Trustee which it believes to be the subject of indemnification under this Trust shall be paid by the Company upon the Trustee's request if the Company agrees. However, if the Company does not agree that such expenses are eligible for indemnification under this Trust, then only in the event of the final judgment of a court of competent jurisdiction that the expenses are subject to indemnification will the Company pay such amounts plus interest thereon at the legal rate from the date of request to the Trustee.

Section 16.11 Replacement of the Trustee. The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he declines, the Trustee may petition the court for the appointment of a successor trustee.

Section 16.12 Final Settlement and Accounting of Trustee. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

Section 16.13 Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

Section 16.14 Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                                  ARTICLE XVII.
                            MISCELLANEOUS PROVISIONS

Section 17.1 Identification of Fiduciaries.

            (a) The Administrator (with respect to control and management of Plan assets and in general), the Company and the Committee shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.

            (b) Such named fiduciaries and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.

Section 17.2 Allocation of Fiduciary Responsibilities.

            (a) Fiduciary responsibilities under the Plan are allocated as follows:

                  (i) The sole power and discretion to manage and control the Plan's assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

                  (ii) The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.

                  (iii) All fiduciary responsibilities not allocated to the Trustee, the Company or any investment manager are hereby allocated to the Administrator, subject to delegation in accordance with Section 13.1(a)(xi).

            (b) Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan's assets) may be reallocated among those fiduciaries identified as named fiduciaries in Section 17.1 by amending the Plan, followed by such fiduciaries' acceptance of, or operation under, such amended Plan.

            (c) No allocation of fiduciary responsibilities under the Plan or Trust shall cause the Trust to cease being a domestic trust under Treas. Reg. Sec. 301.7701.

Section 17.3 Limitation on Rights of Employees. The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute or be construed as a contract between the Company and any Employee or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of any Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without notice and with or without cause and with or without obligation as to any level of severance. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to employment or any benefit hereunder except to the extent such right has specifically become fixed or vested under the terms of the Plan and there are funds available therefor in the hands of the Trustee.

Section 17.4 Governing Law. The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, Beneficiaries and all other persons shall be determined in accordance therewith. However, to the extent that state law is applicable, the laws of the state of California shall apply.

Section 17.5 Gender and Plurals. Where the context so indicates, the masculine pronoun shall include the feminine, and the singular shall include the plural.

Section 17.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

Section 17.7 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently amended, enacted, adopted or executed statute, regulation or document.

Section 17.8 Use of Trust Funds. Under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee or from any Participant, his Beneficiaries or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that

            (a) the contribution of the Company for any Plan Year is hereby conditioned upon its being deductible by the Company for its fiscal year in which such contribution was made and, to the extent disallowed as a deduction under Code Section 404, such contribution shall be returned by the Trustee to the Company within one year after the final disallowance of the deduction by the Internal Revenue Service or the courts; and

            (b) a contribution by the Company or a Participant by a mistake of fact shall be returned to the Company or to the Participant in question within one year after payment of the contribution was made.

            Executed as of June 29, 2001.


                                        THE VONS COMPANIES, INC.


                                        By:  /s/ Michael J. Boylan
                                           -------------------------------------
                                        Its: VP Safeway - General Counsel
                                            ------------------------------------


                                        TRUSTEE:

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION

                                        By:  /s/ Debra Lageschulte
                                           -------------------------------------
                                        Its: Vice President
                                            ------------------------------------

                             THE 2001 RESTATEMENT OF
                            THE VONS COMPANIES, INC.
                       PHARMACISTS' 401(K) PLAN AND TRUST

                          APPENDIX A - INVESTMENT FUNDS


I.      Investment Funds Available

            The Investment Funds offered to Participants and Beneficiaries as of July 1, 2001 include this set of funds:

        Interest Income Fund
        PIMCO Total Return Fund
        Alliance Growth and Income Fund
        Merrill Lynch S&P 500 Index Fund
        Alliance Premier Growth Fund
        State Street Research Aurora Fund
        TCW Galileo Small Cap Growth Fund
        Pilgrim International Value Fund
        Safeway Stock


II.     Default Investment Fund

            The default Investment Fund is the Interest Income Fund.


III.    Maximum Percentage Restrictions Applicable to Certain Investment Funds

            There are no maximum percentage restrictions applicable to any Investment Funds.

                             THE 2001 RESTATEMENT OF
                            THE VONS COMPANIES, INC.
                       PHARMACISTS' 401(K) PLAN AND TRUST

                         APPENDIX B - LOAN INTEREST RATE

            The interest rate charged on Participant loans will be equal to the sum of 1% plus the prime rate published in The Wall Street Journal on the first business day of each calendar week.
















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